An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Offering Circular was filed may be obtained.

PART I – INFORMATION REQUIRED IN OFFERING CIRCULAR

Preliminary Offering Circular

Subject to Completion. Dated December ___, 2019
Stemsation International, Inc.

(Exact name of issuer as specified in its charter)

Florida

(State or other jurisdiction of incorporation or organization)

7777 Glades Road

Suite 203

Boca Raton, FL 33434

561-245-7454

(Address, including zip code, and telephone number, including area code of issuer’s principal executive office)

5963	76-0835007
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Maximum offering of 40,000,000 shares of Common Stock

(30,000,000 shares by Stemsation International, Inc. and

10,000,000 shares by Selling Stockholders)

This is a public offering of shares of common stock of Stemsation International, Inc.

The offering price will be $0.05 per share.

The offering will remain open until the earlier of the date on which the maximum amount of proceeds are raised by the Company and 12 months after the date that the Form 1-A and this offering circular are qualified by the Securities and Exchange Commission.

Our Common Stock currently trades on the OTC Pink Open Market under the symbol "STSN" and the closing price of our Common Stock on December 10, 2019 was $0.16. Our Common Stock currently trades on a sporadic and limited basis. For more information about our Common Stock, see "Description of Our Common Stock" beginning on page 40.

We are offering our shares without the use of a placement agent. We reserve the right to enter into agreements with registered broker-dealers and pay such firms a selling commission of up to 10%, subject to approval of the Financial Industry Regulatory Authority.

See “Risk Factors” to read about factors you should consider before buying shares of common stock.

This Offering Circular is following the offering circular format described in Part II (a)(1)(ii) of Form 1-A.

	Price to Public	Underwriting discount and commissions	Proceeds to issuer	Proceeds to other persons
Per share:	$0.05	—	$0.0375	$0.0125
Total Minimum:	—	—	—	—
Total Maximum:	$2,000,000	—	$1,500,000	$500,000

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

Offering Circular dated December __, 2019

Stemsation International, Inc.

Offering Circular

SUMMARY

This summary highlights information contained elsewhere in this Offering Circular. This summary does not contain all of the information that you should consider before deciding to invest in our Common Stock. You should read this entire Offering Circular carefully, including “Risk Factors”, our unaudited financial statements and the notes thereto, and other information about our business included elsewhere in this Offering Circular. Unless the context requires otherwise, references in this Offering Circular to “the Company,” “we,” “us” and “our” refer to Stemsation International, Inc. (“Stemsation”).

Our Company

The Company was originally incorporated in Florida under the name Pop Starz Records, Inc. on July 5, 2006. On September 9, 2009, the Company changed its name to World Mortgage Exchange Group, Inc. and began focusing on real estate, specifically the purchase of single family houses at a discount and subsequent sale of those properties at a higher value. In 2012 we ceased operations. On August 6, 2019, the Company changed its name to Stemsation International, Inc., and changed its business model to the marketing and selling directly to consumers of natural wellness products that support the endocannabinoid system (“ECS”) and stem cell (SCS”) system, the two most recently discovered systems in the human body. We will market our products using a direct selling model in which Independent Wellness Advocates (“IWAs”) advertise and sell our products directly to consumers. The Company intends to start marketing and selling in November 2019. The Company’s headquarters are in Boca Raton, Florida.

Our Products

All of our planned products are or will be designed as natural wellness supplements to support the SCS and ECS systems of the human body. Products aimed at the SCS use stem-cell technology, while those geared towards the ECS use cannabidiol (“CBD”), a substance extracted from hemp. We currently have four products in development, including dietary supplements, including a supplement for muscle and joint health, a topical roll on to support muscle and joint health, and a natural facial cleanser to sustain healthy skin. A more detailed description of our products can be found in “Business.”

The Offering

Issuer in this Offering:	Stemsation International, Inc.
Securities offered:	Common Stock
Current Common Stock outstanding:	190,382,833 shares (1)
Common Stock to be outstanding
after Offering:	220,382,833 shares (2)
Price per share:	$0.05
Maximum Offering amount:	$2,000,000 (3)

(1)     As of December, 2019.

(2)     Assumes the maximum amount of shares in this Offering (40,000,000) are sold.

(3)     Of the 40,000,000 shares being offered, the Company is offering up to 30,000,000 shares for maximum gross proceeds of $1,500,000. 10,000,000 shares are being offered by current holders of our Common Stock representing $500,000 of the sales contemplated by this Offering. The selling stockholders are not paying any of the fees and expenses of the Offering but will pay any selling commissions or other charges.

Use of proceeds

We estimate that the net proceeds to us from this Offering, after deducting estimated fees, and expenses and proceeds to selling stockholders, will be approximately $1,464,450, assuming all 30,000,000 shares are sold by the Company.

We intend to use $120,000 of the net proceeds from this Offering to repay debt and the balance to purchase inventory and other corporate purposes including working capital. Notwithstanding the foregoing, our management will have broad discretion over how these proceeds are used. More information about our intended use of the proceeds by this Offering can be found in “Use of Proceeds.”

Summary of Risk Factors

Investing in our Common Stock involves a high degree of risk. You should carefully consider each of the following risks, together with all other information set forth in this Offering Circular, including the unaudited financial statements and accompanying notes, before making a decision to buy shares of our Common Stock. If any of these risks actually occur, our business could be harmed, the trading price of our Common Stock could decline, and you could lose all or part of your investment.

This Offering and our business is subject to various risks and challenges, including, without limitation and in no particular order:

●	there is no minimum number of shares we must sell so we may lack the funds to carry on our proposed business and initial investors are subject to more risk;
●	we have no operating history on which to evaluate our current and future operations;
●	we recently shifted our business focus to development and sale of natural wellness products and dietary supplements, and whether we can become profitable depends on our ability to effectively transition into this new industry;
●	if we are not successful in raising capital or do not achieve profitability, we may be forced to cease operations;
●	we may not be able to manage our planned future expansion efficiently or effectively;
●	we operate in a highly regulated industry, and any findings of noncompliance with governmental regulations could cause our financial condition to suffer; and
●	we are largely dependent on our management team and key personnel, and the loss or inability to retain these individuals could harm our business.

These and other significant risks that are specific to the Company are described more fully in the pages that follow.

RISK FACTORS

Risks Related to this Offering

Because this is a best efforts offering, investors who invest initially will be subject to more risk than later investors.

The earlier investors invest in this Offering, the greater degree of risk they will incur. This is because there is no minimum amount of proceeds we must raise. If we do not raise a substantial amount of proceeds, we will not have sufficient working capital, not be able to carry out the business as described in this Offering Statement and possibly cease operations. Because there is no minimum Offering amount required in this Offering, the actual proceeds to us are not presently determinable and may be substantially less than the maximum amounts we intend to offer.

Because investors will receive free trading shares of Common Stock which they may immediately sell, the sales by any investors in this Offering may depress the market price of our Common Stock and impair our ability to raise sufficient proceeds.

This is a best efforts offering with no minimum purchase requirements and no escrowing of funds until we sell a certain number of shares. As a result, an investor may purchase $10,000 of our Common Stock, for example, and for personal reasons may soon need or want to sell the shares. In addition, there are 10 million shares of our Common Stock being offered for sale by our current stockholders which shares will also act as a depressant on our public market price. Because the market for our Common Stock is so limited, any increase in available supply of shares offered for sale may reduce the public price to a point where we may be hampered in selling our Common Stock and not raise sufficient proceeds.

Risks Related to Our Business

Because of our lack of working capital and revenue, there is substantial doubt about our ability to continue as a going concern.

We have limited working capital and have not generated revenue from our business. We initially expect to incur losses in the development of our business, which casts substantial doubt on our ability to fully implement our business plan. To continue as a going concern, we will need to generate future profitable operations and/or obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. Among the liabilities we anticipate accruing in the early stages of our development and operations are compensation for our management team, costs related to obtaining the raw materials needed to produce our products and payments to third-party contracts manufacturers. If we fail to raise sufficient proceeds in this Offering or other financings, we may not become profitable or be able to continue our business as a going concern.

If we are not successful, you may lose your entire investment.

Prospective investors should be aware that if we are not successful in our new business, their entire investment in the Company could become worthless. Even if the Company is successful, we can provide no assurances that investors will derive a profit from their investment. While we believe the proceeds to be raised in this Offering to be necessary for us to grow our operations, we cannot guarantee they will be sufficient for us to establish revenue and become profitable. If we are not successful, you may lose your entire investment.

Because we have no operating history in the market in which we plan to operate and may not be successful in developing profitable business operations.

We plan to commence operations in the natural wellness industry in November 2019, and our future business operations must be considered in light of the risks, expenses and difficulties frequently encountered in producing stem cell products with or without CBD products. We have not yet generated revenues and have limited assets. There is currently very little information on which to base an assumption that our business operations will be successful in the long-term. Our future operating results will depend on many factors, including:

●	our ability to sell all or most of the Common Stock in this Offering in order to grow our business;
●	our ability to recruit new IWAs to sell our products and their success in selling our products;
●	the problems, expenses, or difficulties we may face, which are substantially unpredictable due to the rapidly evolving market in which we operate;
●	our ability to comply with regulatory challenges;
●	the competitive environment we will face; and
●	our ability to attract and maintain key management and employees necessary to achieve our goals and develop new successful product lines.

While our management has significant experience in the health and wellness business as well as in network marketing, we can provide no assurance that this experience will help us implement our business plan. Our prospects for success must be considered in the context of the fact that we are a new company in a highly competitive industry with few barriers to entry. We may encounter unforeseen expenses, difficulties, complications and delays which would reduce the probability of success of such a transition.

Because we have limited capital, it is likely we may need to raise additional capital in the future.

While if we sell all or substantially all of the shares in this Offering, we expect to have sufficient working capital for the next 12 months, we may require additional capital to commence and continue our operations beyond the next 12 months. We may not be able to obtain additional capital when required. Future business development activities, as well as administrative expenses (such as salaries, insurance expenses and general overhead expenses, legal compliance expenses and accounting expenses) will require a substantial amount of additional capital and cash flow.

Concurrently with this Offering, the Company is offering to sell shares of Common Stock to raise up to $1,070,000 of proceeds under Regulation Crowdfunding promulgated under the Securities Act. On November 12, 2019, the Company filed a Form C with the Securities and Exchange Commission (the "Commission") in connection with the Regulation Crowdfunding offering. Regulation Crowdfunding provides an exemption to registration under the Securities Act. Because we are concurrently engaged in two offerings, investors face the risk that other investors will find the Regulation Crowdfunding offering more attractive than this Offering, which would adversely impair our ability to sell the Common Stock in this Offering. Additionally, investors in this Offering face the risk that the shares of Common Stock that they purchase in this Offering will be diluted by the issuance of shares sold by the Company under the Regulation Crowdfunding offering.

In addition to the Regulation Crowdfunding offering, we may pursue sources of additional capital through various financing transactions or arrangements, such as joint venturing of projects, debt financing, equity financing or other means. We may not be successful in identifying suitable financing transactions in the time period required, and we may not obtain the capital we require by other means. If we do not succeed in raising additional capital, we could encounter difficulties funding our planned operations and may not continue in operations.

Any additional capital raised through the sale of equity will likely dilute the ownership percentage of our stockholders. The terms of securities we issue in future capital transactions may be more favorable to new investors, and may include preferences, superior voting rights or the issuance of other derivative securities, which could have a further dilutive effect.

Our ability to obtain financing, if and when necessary, may be impaired by such factors as the capital markets (both in general and in the natural wellness industry in particular), our limited operating history, the national economy and the departure of key members of our management team. Further, economic downturns will likely increase our requirements for capital. If the amount of capital we are able to raise from financing activities, together with any revenues we may generate from operations, is not sufficient to satisfy our capital needs (even to the extent that we reduce our operations), we may be required to cease our operations, divest our assets at unattractive prices or obtain financing on unattractive terms. If any of the foregoing should happen, you could lose your entire investment.

Because we will compete with larger, better capitalized competitors in the stem cell and CBD industries, we may not be successful.

The market for stem cell products and CBD products is very competitive. We compete with both domestic and international producers and distributors of stem cell and CBD products many of which are well capitalized, have greater name recognition, and have other competitive advantages. As stem cell and CBD products gain popularity and more states alleviate some or all of the regulatory burdens formerly imposed on certain CBD products, we expect to see a correlative increase in our competitors in the marketplace. Additionally, the Food and Drug Administration (the “FDA”) regulates CBD products marketed for therapeutic purposes. If we are unable to navigate this complex, highly competitive and ever-changing industry, our financial condition and future prospects may be adversely affected.

If we fail to establish and maintain IWA relationships, it will negatively impact sales of our products and harm our operating results and financial condition.

We plan to distribute our products exclusively to and through IWAs, and we will depend upon them directly for substantially all of our sales. Our IWAs may voluntarily terminate their IWA agreements with us at any time. To establish and increase revenues, we will need to acquire and increase the number of, or the productivity of, our IWAs. Accordingly, our success depends in significant part upon our ability to recruit, retain and motivate a large base of IWAs. Failure to enroll a sufficient number of IWAs, or the loss of a significant number of IWAs for any reason could negatively impact sales of our products and could impair our ability to attract new IWAs. In our efforts to attract and retain IWAs, we will compete with other network marketing organizations, including those in the natural wellness, dietary and nutritional supplement and personal care and cosmetic product industries. Our operating results could be harmed if our products do not generate sufficient interest to attract new IWAs or retain existing IWAs in the future.

Because we cannot exert the same level of influence or control over our IWAs as we could were they our own employees, our IWAs could fail to comply with applicable law or our IWA rules and procedures, which could result in claims against us that could harm our operating results and financial condition.

Our IWAs are independent contractors and, accordingly, we will not be in a position to directly provide the same direction, motivation and oversight as we would if IWAs were our own employees. As a result, there can be no assurance that our IWAs will participate in our marketing strategies or plans, accept our introduction of new products, or comply with our IWA rules and procedures.

Extensive federal, state and local laws regulate our business, products and network marketing program. Because we intend to expand into foreign countries, our policies and procedures for our independent IWAs will differ due to the different legal requirements of each country in which we do business. While we plan to implement policies and procedures designed to govern IWA conduct and to protect our business, it will be difficult to enforce these policies and procedures because of the large number of IWAs we anticipate recruiting, their disbursement across the country and world, and their independent status. Violations by our IWAs of applicable law or of our policies and procedures in dealing with customers could reflect negatively on our products and operations and harm our business reputation. In addition, it is possible that a court could hold us civilly or criminally accountable based on vicarious liability because of the actions of our IWAs.

If we encounter adverse publicity associated with our products, ingredients or network marketing program, or similar companies encounter such problems, it could harm our operating results and financial condition.

The size of our distribution force and our results of our operations may be significantly affected by the public’s perception of the Company and similar companies. This perception is dependent upon opinions concerning:

●	the safety and quality of our products and ingredients;
●	the safety and quality of similar products and ingredients distributed by other companies;
●	our IWAs
●	our network marketing program; and
●	the direct selling business generally.

Because most IWAs and potential IWAs as well as consumers regularly access the Internet, problems that may arise will likely be generally understood. Adverse publicity concerning any actual or purported failure of our Company or our IWAs to comply with applicable laws and regulations regarding product claims and advertising, the regulation of our network marketing program, the registration of our products for sale in our target markets or other aspects of our business, whether or not resulting in enforcement actions or the imposition of penalties, could have an adverse effect on the goodwill of our Company and could negatively affect our ability to attract, motivate and retain IWAs, which would negatively impact our ability to generate revenue. We cannot ensure that all of our IWAs will comply with applicable legal requirements relating to the advertising, labeling, licensing or distribution of our products.

In addition, our IWAs’ and consumers’ perception of the safety and quality of our products and ingredients as well as similar products and ingredients distributed by other companies can be significantly influenced by media attention, publicized scientific research or findings, widespread product liability claims and other publicity concerning our products or ingredients or similar products and ingredients distributed by other companies. Adverse publicity, whether or not accurate or resulting from consumers’ use or misuse of our products, or any similar products or ingredients with illness or other adverse effects, questions of the benefits of our or similar products or claims that any such products are ineffective, inappropriately labeled or have inaccurate instructions as to their use, could lead to lawsuits or other legal challenges and could negatively impact our reputation, the market demand for our products, or our business.

Adverse publicity relating to us, our products or our operations, including our network marketing program or the attractiveness or viability of the financial opportunities provided thereby could have a negative effect on our ability to attract, motivate and retain IWAs, and it could also affect our share price. In the past other direct selling companies in the nutritional supplement industry have been subject to regulatory scrutiny in the United States arising from statements made about their products by their distributors. In those cases, the adverse publicity that resulted from the regulatory scrutiny caused a substantial loss of distributors and sales. If we are subject to similar regulatory scrutiny and resultant negative publicity in the future, it may seriously harm our business.

If we fail to appropriately respond to changing consumer preferences and demand for new products, it could significantly harm our IWA and customer relationships and product sales and harm our operating results and financial condition.

Our business is subject to changing consumer trends and preferences, especially with respect to targeted nutrition and natural wellness products. Our success will depend in part on our ability to anticipate and respond to these changes, and we may not respond in a timely or commercially appropriate manner to such changes. Furthermore, the nutritional supplement industry is characterized by rapid and frequent changes in demand for products and new product introductions and enhancements. Our failure to accurately predict these trends could negatively impact consumer opinion of our products, which in turn could harm our customer and IWA relationships and cause the loss of sales. The success of our product offerings depends upon a number of factors, including our ability to:

●	accurately anticipate consumer needs;
●	successfully commercialize new products or product enhancements in a timely manner;
●	price our products competitively;
●	arrange for the production and delivery our products in sufficient volumes and in a timely manner;
●	differentiate our products from those of our competitors; and
●	innovate and develop new products or product enhancements that meet these trends.

If we do not meet these challenges, some of our products could be rendered obsolete, which could negatively impact our operating results and financial condition.

Due to the high level of competition in our industry, we might fail to retain our consumers and IWAs, which would harm our operating results and financial condition.

The business of natural wellness products is highly competitive and sensitive to the introduction of new products or treatment plans, including various prescription drugs, which may rapidly capture a significant share of the market. These market segments include numerous manufacturers, distributors, marketers, retailers and physicians that actively compete for the business of consumers both in the United States and abroad. In addition, we are subject to increasing competition from sellers that utilize e-commerce including Amazon and e-Bay. These competitors have longer operating histories, significantly greater financial, technical, product development, marketing and sales resources, greater name recognition, larger established customer bases and better-developed distribution channels than we do at this stage of our development. Our present or future competitors may be able to develop products that are comparable or superior to those we offer, adapt more quickly than we do to new technologies, evolving industry trends and standards or customer requirements, or devote greater resources to the development, promotion and sale of their products than we do. Accordingly, competition may intensify, and we may not be able to compete effectively in our markets.

We are also subject to significant competition for the recruitment of distributors from other network marketing organizations, including those that market natural wellness products and stem cell, and other types of products. We will compete for IWAs with regard to natural wellness, nutritional supplement and personal care products. Our competitors include both direct selling companies such as Amway, NuSkin Enterprises, Nature’s Sunshine, Herbalife Nutrition, Usana, Melaleuca, Omnilife, and Mary Kay, as well as retail establishments such as General Nutrition Centers, Wal-Mart and retail pharmacies.

In addition, because the industry in which we operate is not particularly capital intensive or otherwise subject to high barriers to entry, it is relatively easy for new competitors to emerge that will compete with us for our IWAs and consumers. Furthermore, the fact that our IWAs may easily enter and exit our network marketing program contributes to the level of competition that we face. For example, an IWA can enter or exit our network marketing system with relative ease at any time without facing a significant investment or loss of capital because (1) we have a low upfront financial cost to become a Stemsation IWA, (2) we do not require any specific amount of time to work as a IWA, (3) we do not charge IWAs for any training that we might require, and (4) we do not prohibit a new IWA from working with another company. Our ability to remain competitive therefore depends, in significant part, on our success in recruiting and retaining IWAs through an attractive compensation plan, the maintenance of an attractive product portfolio and other incentives. We cannot ensure that our programs for recruitment and retention of IWAs will be successful and if they are not, our operating results and financial condition would be harmed.

If we lose the services of our management team or fail to acquire and maintain the services of other key personnel, our results of operations and financial condition could be harmed.

Our success will largely depend on the continued services of our management team, which consists of Ray C. Carter, Jr., Dr. Mira Gadzala, David Casanova and Nick Panza. Although we do not believe any of our executives are planning to leave in the near term, we cannot assure that we would be able to locate and retain suitable replacements if any of these individuals were to leave the Company. The loss or departure of any member of our management team could adversely impact our IWA relations and operating results.

In addition, our future operating results will substantially depend upon our ability to attract and retain highly qualified management, sales, financial, scientific and administrative personnel. Competition for talented personnel in these areas is intense and may lead to increased compensation expenses. We cannot assure that we will be able to attract and retain the personnel necessary for the development of our business.

Because government regulation of hemp is evolving, unfavorable developments could have an adverse effect on our operating results and financial condition.

In 2018, the Agricultural Improvement Act of 2018 (the “2018 Farm Act”) was enacted. The 2018 Farm Act amended various sections of the U.S. Code to remove hemp, which is defined as cannabis with less than 0.3% THC, from Schedule 1 status under the Controlled Substances Act of 1970, and legalize the production and sale of industrial-hemp at the federal level, subject to compliance with certain federal requirements and state law. We can provide no assurance that the 2018 Farm Act or other federal legislation will not be repealed or amended to render our products illegal under federal law.

In general, the 2018 Farm Act enables the development of CBD products in states with laws permitting the development of CBD products. Although a majority of states have adopted laws and regulations that permit such development, we can provide no assurance that such state laws may not be repealed or amended such that our products would once again be illegal under the laws of one or more states now permitting our products and product candidates, which would render our future CBD products illegal in those states under federal law even if the federal law remains unchanged. In the event of either repeal of federal or of state laws and regulations, or of amendments thereto which are adverse to our business and products, we may be required to cease some or all of our operations would have a material adverse effect on our business, in which event you may lose your entire investment.

Additionally, the FDA has indicated its policy that certain products containing CBD are not permissible under the Federal Food, Drug, and Cosmetic Act (the “FDCA”), notwithstanding the passage of the 2018 Farm Act. On December 20, 2018, after the 2018 Farm Act became law, then FDA Commissioner Scott Gottlieb issued a statement in which he reiterated the FDA’s position that CBD products that are marketed with a claim of therapeutic benefit must be approved by the FDA for their intended use before they may be distributed in interstate commerce and that the FDCA prohibits interstate distribution of food products containing CBD and marketing products containing CBD as a dietary supplement, regardless of whether the substances are hemp-derived. Although we believe our existing and planned CBD products will comply with applicable federal and state laws and regulations, legal proceedings alleging violations of such laws could have a material adverse effect on our results of operations and financial condition. Because of this FDA policy, we may be delayed in our obtaining FDA approval or we may not receive FDA approval for our future CBD products.

Since there is limited availability of clinical studies, further research may result in discovery of unknown adverse side effects from CBD and harm our business.

Although the Company believes all of its products will be safe when taken as directed by the Company, there is little long-term research on the effects of human consumption of certain of the new product ingredients or combinations thereof in concentrated form that we use or may in the future use in developing our CBD products. Although the Company will test the raw material it purchases, there is limited clinical data regarding the safety and benefits of ingesting industrial hemp-based products. Any instance of illness or negative side effects of ingesting industrial hemp-based products could have a material adverse effect on our business and operations by, among other things, exposing us to the risk of costly litigation and/or governmental sanctions and dramatically reducing the demand for some or all of our products.

We face risk of product liability claims and potential adverse publicity.

Like other retailers or distributors of products designed to be ingested or applied to the body, we face an inherent risk of exposure to product liability claims in the event that the use of our products results in injury to consumers. Our products could contain contaminated substances, and some of our products contain some ingredients that do not have long histories of human consumption. As a marketer of products that will be ingested by consumers or applied to their bodies, we may be subjected to product liability claims, including that the products contain contaminants, the products include inadequate instructions as to their uses, or the products include inadequate warnings concerning side effects and interactions with other substances. In the event we do not have adequate insurance or contractual indemnification for such claims, these claims could have a material adverse effect on the Company. As of the date of this Offering Circular, we do not have any products liability insurance.

The successful assertion or settlement of any uninsured claim, a significant number of insured claims, or a claim exceeding the Company’s future insurance coverage (if it obtains such insurance) could have a material adverse effect on the Company. Moreover, there is a growing trend of class action litigation arising from the sale of pharmaceutical and nutritional products. Even if a claim against us is ultimately dismissed or resolved in our favor, the costs of defending such a claim could be high which, along with the negative publicity that can arise from such a claim, could be materially detrimental to our business and operations.

If the Internal Revenue Service challenges our treatment of our management or IWAs as consultants, it may have a material adverse effect on our future financial condition.

We have entered into consulting agreements with each member of our management team and will have no employees until January 1, 2020 when some of our consultants including our Chief Executive Officer will become employees. As consultants, we are not required to withhold income taxes or pay certain benefits, including social security and Obamacare. As the federal government deficits continue to grow, we may face an examination from the Internal Revenue Service (the “IRS”) since we treat all of our management as consultants rather than employees. Further, the IRS, states such as California, or foreign governments could challenge our future treatment of IWAs as independent contractors. While we believe that we meet the required tests for distinguishing between consultants and employees, the IRS may disagree. The IRS may require us to make the required payments and impose penalties upon us. If the IRS or other regulators challenge us and are successful, our future results of operations and financial condition may be materially and adversely affected.

Because we may not be able to obtain long-term or favorable agreements for raw materials from suppliers or product manufacturers, it could harm our business.

Our business model requires us to obtain raw materials from third parties and provide those raw materials to third party contractors who manufacture our products. We expect that most or all of our agreements with suppliers for raw materials will be short term, meaning our suppliers likely will not be contractually obligated to continue providing us with the resources and ingredients we require for our products in the future. Furthermore, we cannot assure that our outside contract manufacturers will reliably produce or otherwise supply us with products at the levels of quality, or the quantities, we require, and in compliance with applicable laws.

The loss of such agreements, or the renegotiation of such agreements on less favorable terms, could limit our ability to procure the raw materials and manufacturing services needed for our products. This could negatively affect our ability to meet consumer demand for our products. Upon expiration or termination of these agreements, our competitors may be able to secure raw materials and/or manufacturing services from our third-party suppliers, which would put the Company at a competitive disadvantage in the market. We cannot assure you that we will obtain any long-term contracts for raw materials used to manufacture our products, or long-term contracts for the manufacturing services we require, so we expect this risk to subsist into the future, especially to the extent any of our better funded or connected competitors are able to obtain favorable long-term contracts for the same resources and services.

If our IWAs fail to comply with labeling laws, then our operating results and financial condition would be harmed.

Although the physical labeling of our products is not within the control of our IWAs, our IWAs must nevertheless advertise our products in compliance with the extensive regulations that exist in certain jurisdictions, such as the United States, which considers product advertising to be labeling for regulatory purposes. Our products will be sold principally as foods, dietary supplements and cosmetics and are subject to rigorous FDA and related legal regimens limiting the types of therapeutic claims that can be made for our products. The treatment or cure of disease, for example, is not a permitted claim for these products. While we train our IWAs and attempt to monitor our IWAs marketing materials, we cannot ensure that all such materials comply with applicable regulations, including bans on therapeutic claims. If our IWAs fail to comply with these restrictions, then we and our IWAs could be subjected to claims, financial penalties, mandatory product recalls or relabeling requirements, which could harm our operating results and financial condition. Although we expect that our responsibility for the actions of our IWAs in such an instance would be dependent on a determination that we either controlled or condoned a noncompliant advertising practice, there can be no assurance that we could not be held vicariously liable for the actions of our IWAs.

If our network marketing program is found to not comply with current or newly adopted laws or regulations in one or more markets, it could adversely affect our business.

Direct seller network marketing programs are subject to a number of federal and state regulations administered by the Federal Trade Commission (the “FTC”), and various state agencies in the United States, as well as regulations on direct selling in foreign markets. We are subject to the risk that, in one or more markets, our network marketing program could be found not to comply with applicable law or regulations. Regulations applicable to network marketing organizations generally are directed at preventing unfair or deceptive schemes by ensuring that product sales ultimately are made to consumers and that advancement within an organization is based on sales of the organization’s products rather than investments in the organization or other non-retail sales-related criteria.

The regulatory requirements concerning network marketing programs do not include “bright line” rules and are inherently fact-based and involve subjective determination by regulators, and thus, even in jurisdictions where we believe that our network marketing program will be compliant with applicable laws or regulations governing network marketing systems, we will be subject to the risk that these laws or regulations or the enforcement or interpretation of these laws and regulations by governmental agencies or courts can change. Further, regulatory compliance and any resulting litigation may be very expensive. The failure of our network marketing program to comply with current or newly adopted regulations could negatively impact our business in a particular market or in general. While we believe we are in compliance with these laws and regulations there is no assurance any courts or regulators will agree.

The ambiguity surrounding these laws can also affect the public perception of the Company. For example, in the past, allegations regarding the legality of the network marketing programs of other companies have been raised, which can lead to intense public scrutiny and significant stock price volatility. The failure of our network marketing program to comply with current or newly adopted laws or regulations or any allegations or charges to that effect brought by regulators could negatively impact our business in a particular market or in general and may adversely affect our share price.

We are also subject to the risk of private party challenges to the legality of our network marketing program. For example, some state laws, including Florida where we are based, have enacted “little FTC laws” which provide private rights to sue us to our IWAs and which sometimes have remedies providing for up to triple damages and attorney’s fees. Adverse judicial determinations with respect to our network marketing program (or similar programs operated by others), could negatively impact our business.

Once we begin to operate internationally, we may be exposed to liabilities under the Foreign Corrupt Practices Act, and any determination that we violated the Foreign Corrupt Practices Act could have a material adverse effect on our business.

Because we intend to expand our operations into foreign markets, we will be subject to the Foreign Corrupt Practice Act (the “FCPA”), and other laws that prohibit improper payments or offers of payments to foreign governments (as well as similar laws in the United States). We expect to have operations and distribution channels in jurisdictions creating the potential for corrupt practices by our employees, consultants or agents. Our direct selling model contemplates the use of ground-level distributors of our products who, while considered by the Company to be independent contractors, may be viewed as our agents or otherwise expose us to liability under the FCPA. While we intend to comply fully with the FCPA and similar laws in conducting our business abroad, we cannot guarantee that we will be able to control the conduct of our employees, and contractors including IWAs to prevent corrupt practices. The potential penalties for violating the FCPA include severe criminal or civil sanctions, including a fine of up to $2 million per violation. If we were to be found in violation of the FCPA, the resultant penalties and collateral consequences could negatively affect our business, operating results and financial condition.

We plan to conduct a substantial portion of our business in foreign markets, which will expose us to the risks of trade or foreign exchange restrictions, increased tariffs, foreign currency fluctuations, disruptions or conflicts with our third-party importers and similar risks associated with foreign operations.

Our current business plan includes expansion into multiple foreign markets exposing our Company to risks associated with foreign operations. For example, a foreign government may impose trade or foreign exchange restrictions or increased tariffs, or otherwise limit or restrict our ability to import products into a country, any of which could negatively impact our operations. We are also exposed to risks associated with foreign currency fluctuations by selling our products to IWAs in foreign markets. Accordingly, strengthening of the U.S. dollar versus a foreign currency could have a negative impact on us. Additionally, we may be negatively impacted by conflicts with or disruptions caused or faced by third-party importers, as well as conflicts between such importers and local governments or regulating agencies. Our operations in some markets also may be adversely affected by political, economic and social instability in foreign countries, as well as economic tensions between governments, the implementation of new or increased tariffs and other changes in international trade policies. Finally, since we plan to operate in the European Union, the impact of the United Kingdom exiting the European Union, commonly referred to as “Brexit,” may adversely affect our operations in the European Union if it occurs.

Another risk associated with our international operations is the possibility that a foreign government may impose foreign currency remittance restrictions. Due to the possibility of government restrictions on transfers of cash out of the country and control of exchange rates, we may not be able to immediately repatriate cash at the official exchange rate. If this should occur, or if the official exchange rate devalues, it may have a material adverse effect on our business, assets, financial condition, liquidity, results of operations or cash flows.

If we do not comply with transfer pricing, customs duties, value added taxes, and similar regulations, then we may be subjected to additional taxes, duties, interest and penalties in material amounts, which could harm our operating results and financial condition.

By operating in many countries outside of the United States, we will be subject to transfer pricing and other tax regulations designed to ensure that our intercompany transactions are consummated at prices that have not been manipulated to produce a desired tax result, that appropriate levels of income are reported as earned by our United States or local entities, and that we are taxed appropriately on such transactions. In addition, our operations will be subject to regulations designed to ensure that appropriate levels of customs duties are assessed on the importation of our products.

The imposition of new taxes, even pass-through taxes such as value added taxes, could have an impact on our perceived product pricing and will likely require that we increase prices in certain jurisdictions, and therefore could have a potential negative impact on our business and results of operations. If they arise, the ultimate resolution of these matters may take several years, and the outcome is uncertain. If the IRS or any foreign taxing authorities were to successfully challenge our transfer pricing practices or our positions regarding the payment of income taxes, customs duties, value added taxes, withholding taxes, sales and use taxes, and other taxes, we could become subject to higher taxes, we may determine it is necessary to raise prices in certain jurisdictions accordingly, and our revenue and earnings and our results of operations could be adversely affected.

If our information technology infrastructure fails to operate as expected, it may result in a material adverse effect on our results of operations and financial condition.

Our ability to provide products and services to our IWAs will depend on the performance and availability of our computer systems. There can be no assurance that there will not be any significant interruptions to such systems or that the systems will be adequate to meet all of our future business needs. This infrastructure, as well as that of our IWAs and the other third parties with which we interact, may be damaged, disrupted, or otherwise breached for a number of reasons, including power outages, computer and telecommunication failures, computer viruses, malware or other destructive software, internal design, manual or usage errors, cyberattacks or hacking, terrorism, workplace violence or wrongdoing, catastrophic events, natural disasters, and severe weather conditions. Our role as a payment processor may also put us at a greater risk of being targeted by hackers. In addition, numerous and evolving cybersecurity threats, including advanced and persistent cyberattacks, phishing, and social engineering schemes could compromise the confidentiality, availability, and integrity of data in our systems as well as those of the third parties with which we interact. We may be the target of malicious cyberattack attempts, which may have a material adverse impact on our business.

If we fail to comply with U.S. and foreign laws related to privacy, data security, and data protection, it could adversely affect our operating results and financial condition.

We are or may become subject to a variety of laws and regulations in the U.S. and abroad regarding privacy, data protection, and data security. These laws and regulations are continuously evolving and developing. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting, particularly with respect to foreign laws.

In particular, there are numerous U.S. federal, state, and local laws and regulations and foreign laws and regulations regarding privacy and the collection, sharing, use, processing, disclosure, and protection of personal data. Such laws and regulations often vary in scope, may be subject to differing interpretations, and may be inconsistent among different jurisdictions. For example, the European Union’s General Data Protection Regulation (the “GDPR”), which became effective in May 2018, includes operational requirements for companies that receive or process personal data of residents of the European Union that are broader and more stringent than those previously in place in the European Union and in most other jurisdictions around the world. The GDPR includes significant penalties for non-compliance, including fines of up to €20 million or 4% of total worldwide revenue. Additionally, in June 2018, California enacted the California Consumer Privacy Act (the “CCPA”), which becomes effective in January 2020. The CCPA will require covered companies to provide California consumers with new disclosures and will expand the rights afforded consumers regarding their data. Fines for noncompliance may be up to $7,500 per violation. Since the CCPA was enacted, Nevada and Maine have enacted similar legislation designed to protect the personal information of consumers and penalize companies that fail to comply, and other states have proposed similar legislation. The costs of compliance with, and other burdens imposed by, the GDPR, CCPA, and similar laws may limit the use and adoption of our products and services and/or require us to incur substantial compliance costs, which could have an adverse impact on our business.

We intend to strive to comply with all applicable laws, policies, legal obligations, and industry codes of conduct relating to privacy, data security, and data protection. However, given that the scope, interpretation, and application of these laws and regulations are often uncertain and may be in conflict across jurisdictions, it is possible that these obligations may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices. Any failure or perceived failure by us or third party service providers to comply with our privacy or security policies or privacy-related legal obligations, or any compromise of security that results in the unauthorized release or transfer of personal data, may result in governmental enforcement actions, litigation, or negative publicity, and could have an adverse effect on our operating results and financial condition.

Governments are continuing to focus on privacy and data security, and it is possible that new privacy or data security laws will be passed or existing laws will be amended in a way that is material to our business. Any significant change to applicable laws, regulations, or industry practices regarding the personal data of our IWAs or customers could require us to modify our practices and may limit our ability to sustain our IWA salesforce or bring our products to market. Changes to applicable laws and regulations in this area could subject us to additional regulation and oversight, any of which could significantly increase our operating costs and materially affect our operating results and financial condition.

If we cannot obtain or protect intellectual property rights related to some of our future products, we may not be able to compete effectively in our markets.

We currently have filed trademarks with the USPTO for our four initial products. We plan to rely upon a combination of patents, trade secret protection and confidentiality agreements to protect the intellectual property related to some of our future products. The strength of patents in the natural wellness industry involves complex legal and scientific questions and can be uncertain. The patent applications we may own or license in operating our business may fail to result in patents with claims that cover the products in the United States or in other countries. We can provide no assurance that all of the potentially relevant prior art relating to any future patents and patent applications will be found, and such prior art can invalidate a patent or prevent a patent from issuing based on a pending patent application. Even if patents do successfully issue, third parties may challenge their validity, enforceability or scope, which may cause such patents to be narrowed or invalidated. Even if unchallenged, our future patents and patent applications may not adequately protect our intellectual property or prevent others from designing around our claims.

If the patent applications we may license in the future fail to issue or if their breadth or strength of protection is threatened, it could threaten our ability to commercialize products. Patents may not issue and issued patents may be found invalid and unenforceable or challenged by third parties. Since patent applications in the United States and most other countries are confidential for a period after filing, and some remain so until issued, we cannot be certain that any future licensors were the first to invent a patent application related to a product. In certain situations, if a future licensor and one or more third parties have filed patent applications in the United States claiming the same subject matter, an administrative proceeding can be initiated to determine which applicant is entitled to the patent on that subject matter. Patents have a limited lifespan. In the United States, the natural expiration of a patent is 20 years after it is filed, although various extensions may be available. The life of a patent, and the protection it affords, is limited. Once the patent life has expired for a product, we may face competition from competing products.

Besides the protection afforded by patents, we may acquire products from a licensor which has trade secret protection to protect proprietary know-how that is not patentable, or technology not covered by patents. Nonetheless, our trade secrets and other confidential proprietary information may be disclosed, and competitors may otherwise gain access to our trade secrets or independently develop substantially equivalent information and techniques.

The laws of some foreign countries do not protect proprietary rights to the same extent or in the same manner as the laws of the United States. We may encounter significant problems in protecting and defending any licensed intellectual property both in the United States and abroad. If we are unable to prevent material disclosure of the non-patented intellectual property related to products we may acquire, and there is no guarantee we will have any such enforceable trade secret protection, we may not be able to establish or maintain a competitive advantage in our market, which could materially adversely affect our business, results of operations and financial condition.

If we become involved in intellectual property litigation, such litigation is likely to be expensive and time-consuming and could be unsuccessful.

Our commercial success will depend in part on our avoiding infringement on the patents and proprietary rights of third parties for products we license or sell. There is substantial litigation, both within and outside the United States, involving patent and other intellectual property rights in the natural wellness industry, including patent infringement lawsuits, interferences, oppositions, and reexaminations and other post-grant proceedings before the U.S. Patent and Trademark Office, and corresponding foreign patent offices. Numerous U.S. and foreign issued patents and pending patent applications which are owned by third parties may exist with products we may license and sell.

Parties making intellectual property claims against us may obtain injunctive or other equitable relief, which could block our ability to further develop and commercialize one or more products.

Defense of these claims, regardless of their merit, involves substantial litigation expense and would be a substantial diversion of our management’s attention from our business. If a claim of infringement against us succeeds, we may have to pay substantial damages, possibly including treble damages and attorneys’ fees for willful infringement, pay royalties, redesign our infringing products or obtain one or more licenses from third parties, which may be impossible or require substantial time and monetary expenditure.

Competitors may infringe the intellectual property rights of our licensors. To counter such infringement or unauthorized use, we may be required to file infringement claims, or we may be required to defend the validity or enforceability of any such intellectual property rights. In an infringement proceeding, a court may decide that either one or more of our licensors’ patents or trade secrets is not valid or is unenforceable or may refuse to stop the other party from using the technology at issue because our intellectual property rights do not cover that technology. In any event, intellectual property litigation is expensive and time consuming and we may be unsuccessful in defending or enforcing such claims, which would harm our business.

Recent trends in patent law as it relates to stem cell innovations creates doubt as to whether we can secure patents for our products.

Although biotechnology and inventions arising from stem cell research have historically been recognized as patentable material under U.S. patent law and judicial precedent, cases decided within the last decade have established limitations to the scope of patent protection as it pertains to stem cell products. One significant development is that patent claims which merely recite the laws of nature cannot be subject to patent protection absent some element of inventive concept. While we intend to acquire products based on innovation, any doubts surrounding the enforceability of stem cell patents could adversely affect our ability to compete. To the extent patent protection is unavailable for some or all our stem cell products, we face a serious risk that we will be unable to compete effectively, which could materially harm our business.

Risks Related to Ownership of Our Common Stock

Trading in our Common Stock may become subject to wide price and volume fluctuations.

Our Common Stock is currently quoted for public trading on the OTC Pink Open Market. Presently, this market places a “stop sign” warning to investors resulting from the absence of current public information. While we anticipate that once this Offering Circular is made publicly available the stop sign will be removed, the OTC Pink Open Market generally is not an active market. Further, our Common Stock has only traded sporadically. In order to move to a higher market, such as the OTCQB, we are required to provide two full years of audited financial statements according to Generally Accepted Accounting Principles (“GAAP”) and certain other requirements. Even if our Common Stock begins trading on the OTCQB, investors should be aware that the OTCQB is not as liquid as major national securities exchanges.

The trading price and volume of our Common Stock may become subject to wide fluctuations. Trading prices of our Common Stock may fluctuate in response to several factors, many of which are beyond our control. The stock market has generally seen extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies such as ours with limited business operations or that recently began operating in an entirely new industry.

Furthermore, The Commission is currently considering changes to Rule 15c2-11 under the Exchange Act that would prohibit broker-dealers from publishing quotations on OTC markets for a company’s securities unless they are based on current publicly available information about the issuer. The proposed amendment would also limit the Rule’s piggyback exception, which allows broker-dealers to publish quotations for a security in reliance on the quotations of a broker-dealer that initially performed the information review required by the Rule, to companies with current publicly available information. If adopted, these changes could harm the liquidity and/or market price of our shares by either preventing our shares from being quoted or driving up the costs of having our shares quoted on OTC markets. Because we are not a public reporting company, the practical impact if the proposed changes were adopted would be to require us to maintain a level of periodic disclosure we are not presently required to maintain, which would cause us to incur significant additional expenses.

These stock market and industry factors may adversely affect the market price of our Common Stock, regardless of our operating performance. Finally, in the past, following periods of volatility in the market price of a company’s securities, securities class-action litigation has often been instituted. Such litigation, if instituted, could result in substantial costs for us and a diversion of management’s attention and resources.

Because our Common Stock is subject to the “penny stock” rules, brokers cannot generally solicit the purchase of our Common Stock, which adversely affects its liquidity and market price.

The Commission has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. The market price of our Common Stock on the OTC Pink Open Market is presently less than $5.00 per share and therefore we are considered a “penny stock” company according to Commission rules. Further, we do not expect our stock price to rise above $5.00 in the foreseeable future, particularly since the Offering price is $0.05 per share. The “penny stock” designation requires any broker-dealer selling our securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules limit the ability of broker-dealers to solicit purchases of our Common Stock and therefore reduce the liquidity of the public market for our shares.

Moreover, as a result of apparent regulatory pressure from the Commission and the Financial Industry Regulatory Authority (“FINRA”), a growing number of broker-dealers decline to permit investors to purchase and sell or otherwise make it difficult to sell shares of penny stocks. The “penny stock” designation may have a depressive effect upon our Common Stock price.

Because of FINRA sales practice requirements which affect broker-dealers, the market price for our Common Stock will be adversely affected.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy shares of our Common Stock, which may limit your ability to buy and sell our Common Stock and have an adverse effect on the market for our shares.

DILUTION

The difference between the public offering price per share and the pro forma net tangible book value per share after this Offering constitutes the dilution to investors in this Offering. Net tangible book value per share is determined by dividing the net tangible book value of our Common Stock (total tangible assets less total liabilities) by the number of outstanding shares. Net tangible book value after the Offering includes the proceeds from this Offering (up to $1,500,000) minus the expenses associated with this Offering of $35,550.

At June 30, 2019, the net tangible book value of our common stock was a deficit of $755,051 or $(0.0304) per share. After giving effect to the sale of the 30,000,000 shares we are offering and the application of our estimated net proceeds of $1,464,450, the pro forma net tangible book value of our Common Stock after the Offering is illustrated in the table below. To the extent we sell fewer shares, your dilution will be higher. The following table illustrates the dilution to our stockholders assuming we sell all 30,000,000 shares:

Public offering price per share	$0.05
Net tangible book value per share, at June 30, 2019	$-0.03043
Increase per share attributable to the offering	$0.043367
Net tangible book value per share, after the offering	$0.01294
Dilution to new investors per share	$0.03710

The following table provides, as of the date of this Offering Circular, with respect to existing stockholders and new investors, a comparison of the number of shares acquired, their percentage ownership of such shares, the total consideration paid, the percentage of total consideration paid and the average price per share assuming we sell all 30,000,000 shares:

	Amount	Percentage of Shares	Consideration Paid	Percentage of Consideration	Average Price per Share

Existing stockholders	190,382,833	86.4%	$1,752,418	54%	$0.0092
New investors	30,000,000	13.6%	$1,500,000	46%	$0.05
Total	220,382,833	100%	$3,252,418	100%	$0.0148

The following table illustrates the dilution to new investors on a per-share basis after the Offering assuming we sell only 15,000,000 shares.

Public offering price per share	$0.05
Net tangible book value per share, at June 30, 2019	$-0.03043
Increase per share attributable to the offering	$0.02941
Net tangible book value per share, after the offering	$-0.00102
Dilution to new investors per share	$0.05102

The following table provides, as of the date of this Offering Circular, with respect to existing stockholders and new investors, a comparison of the number of shares acquired, their percentage ownership of such shares, the total consideration paid, the percentage of total consideration paid and the average price per share assuming we sell only 15,000,000 shares:

	Amount	Percentage of Shares	Consideration Paid	Percentage of Consideration	Average Price per Share

Existing stockholders	190,382,833	92.7%	$1,752,418	70%	$0.0092
New investors	15,000,000	7.3%	$750,000	30%	$0.05
Total	205,382,833	100%	$2,502,418	100%	$0.0128

USE OF PROCEEDS

We estimate that the net proceeds to us from this Offering, after deducting the estimated offering fees and expenses of $35,550, will be approximately $1,464,450, assuming the maximum number of shares are sold. However, there is no minimum number of shares that must be sold by us. Of the 40,000,000 shares being offered, 10,000,000 are being offered by our current stockholders, meaning that up to $500,000 of the maximum offering proceeds are attributable to the selling stockholders and not to the Company.

Recent Borrowings

On October 15, 2019, the Company borrowed $50,000 from Tiger Trout Capital, LLC (“Tiger”), a selling stockholder. The Company issued Tiger a $60,000 non-interest-bearing original issue discount promissory note secured by the Company’s inventory due December 31, 2019. If the Company defaults, the unpaid principal shall be increased by 150% (or to $90,000 if no principal has been paid), Tiger’s note becomes convertible at $0.001 per share and 24% per annum interest will added to the balance. Tiger’s note provides that any proceeds received by the Company from this offering shall first be paid to Tiger.

On October 18, 2019, the Company borrowed $25,000 from Citta Alta Capital, Inc. (“Citta”). The Company issued Citta a $30,000 non-interest-bearing original issue discount promissory note secured by the Company’s inventory due January 1, 2020. If the Company defaults, the unpaid principal shall be increased by 150% (or to $45,000 if no principal has been paid), Citta’s note becomes convertible at $0.001 per share and 24% per annum interest will added to the balance. Citta’s note provides that any proceeds received by the Company from this offering shall first be paid to Citta after payment is made to Tiger.

On October 25, 2019, the Company borrowed an additional $25,000 from Citta and issued Citta a $30,000 non-interest-bearing original issue discount promissory note on the same terms as the October 18, 2019 note.

The following table represents management’s best estimate of the uses of the net proceeds received from the sale of Common Stock assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares of Common Stock offered for sale in this Offering.

	100%	75%	50%	25%
Repayment of Notes	$120,000	$120,000	$120,000	$120,000
Salary and Related Compensation	$250,000	$175,000	$—	$—
Acquisition of Inventory	$750,000	$700,000	$584,250	$236,312
Marketing Expenses	$135,000	$50,000	$—	$—
IWA Education/Training	$25,000	$25,000	$—	$—
Working Capital	$184,450	$19,450	$10,200	$9,750
Total	$1,464,450	$1,089,450	$714,450	$339,450

If we sell all or substantially all of the 30,000,000 shares we are offering for our own accounts we expect that the net proceeds from this Offering, together with our existing cash and cash equivalents and anticipated revenues we collect will enable us to fund our operating expenses and capital expenditure requirements for the next 12 months. The expected use of net proceeds from this Offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors we may not be able to anticipate. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering.

If we do not sell all of the shares of Common Stock offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above, which could entail entering any or a combination of equity and debt offerings. If we need to and are unable to raise additional funds, we may be required to delay, limit, or cease operations. We can provide no assurance that additional financing would be available to us when desired or needed and, if available, on terms acceptable to us.

BUSINESS

The following description of our business contains forward-looking statements relating to future events or our future financial or operating performance that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors described in “Risk Factors” elsewhere in this Offering Circular.

Overview

We are engaged in the marketing and direct selling of natural wellness products and nutritional supplements which support the health and restoration of the human body. We are about to commence a direct selling or multi-level marketing program to distribute our products to the consumer market through independent sales representatives we call Independent Wellness Advocates (“IWAs”).

General

We are a natural wellness product company with a goal of helping customers lead healthier and happier lives through the use of our products, which our IWAs will bring to the marketplace. Beginning with a “soft launch” of one product in November 2019, we will use a direct selling business model to distribute and market our products. We believe that direct selling is ideally suited to marketing our products because it enables our IWAs to spread the word about our high quality, science-backed wellness products and nutritional supplements to people who may not otherwise learn about them. Direct selling also enables the personal, face-to-face interactions that individuals seeking therapeutic relief tend to appreciate when discussing preventative care options with members of the health and wellness community.

We will sell products aimed at supporting the stem cell and endocannabinoid systems of the human body. The products we have already developed include natural muscle and joint support supplements and stem cell support supplements as described on pages 26 - 28 of this Offering Circular.

Following our November soft launch of one product, we plan to begin sales of two other products in December and a fourth product in January 2020, assuming we have sufficient funding. Assuming we raise at least $250,000 in this Offering, we will expand our product offering.

Direct Selling Model or Multilevel-Marketing

Our products will be sold and distributed through a direct selling business model which individuals may join to become an IWA in our network marketing program. Our IWAs will purchase our products at a wholesale price and sell them at a retail price, allowing IWAs to make a profit while also assisting us in selling our products and growing our brand. IWAs will also recruit and train new IWAs to grow and strengthen our marketing network and receive bonuses for these efforts. IWAs who are successful in these efforts will receive commissions based on the retail sales they procure as well as the retail sales procured by the IWAs they recruited and trained.

The following chart depicts the multi-level approach with IWAs recruiting new IWAs and the latter IWAs recruiting new IWAs and so on until there are seven levels of IWAs or distributors. Our approach is to compensate our IWA’s primarily for sales by themselves and their “downline” IWAs. With this approach, the more successful an IWA becomes, the more downline IWAs the IWA will receive sale commissions on. The chart illustrates this dual approach.

Tier (1)	1	2	3	4	5	6	7	8	9	10	11	12	13
Compensation (2)	X	X	X	X	X	X	X	X	X	X	X	X	X
	X	X	X	X	X	X	X	X	X	X	X	X	X
		X	X	X	X	X	X	X	X	X	X	X	X
			X	X	X	X	X	X	X	X	X	X	X
				X	X	X	X	X	X	X	X	X	X
					X	X	X	X	X	X	X	X	X
						X	X	X	X	X	X	X	X
											X	X	X
												X	X
X

(1)	To avoid confusion, we replaced our internal hierarchical titles for IWAs with numerical tiers. An IWA’s membership in a given tier is based on organization group volume, which is the sum of the value of the IWA’s product sales and the sales of the IWA’s downline organization.

(2)	Each “X” indicates a level at which an IWA in a given tier is compensated by sales commissions in his downline network.

Because IWAs are independent contractors rather than employees of the Company, they will not be burdened by geographic restrictions or time commitments in their efforts to garner sales and recruit and train new IWAs. In fact, the majority of direct seller participant distributors in direct selling markets around the world work part-time in their roles. We believe that this makes the IWA role particularly attractive to individuals with an entrepreneurial spirit, a talent for sales and strong social skills, which are qualities we seek in IWAs. We also believe this model fosters creative marketing and sales techniques by IWAs and a collegial relationship amongst the Company and our IWAs to share ideas and leverage them to the benefit of all parties involved.

We believe the direct selling model will promote growth in product sales and the geographic expansion of our business, each of which will be critical to our ability to become profitable. However, growth in the number of IWAs and our network market will not, in and of itself, indicate or result in an increase in profits for the Company, as a variety of other factors will determine our profitability, including the quality of and demand for our products, our ability to have our products produced on favorable terms, sales by IWAs to consumers, and market and regulatory conditions which are beyond our control.

In addition to benefiting from discounted prices of our products and profits from retail sales, IWAs can profit from multiple programs directed at rewarding their sales and recruiting efforts. These programs are based on a tiered system with seven levels, in which newly recruited IWAs begin at the lowest tier and grow their business based on their sales volumes and success in enrolling and training new IWAs for our network. Through their recruiting and training efforts, IWAs can build and lead their own sales team and earn commissions from sales made within their team. We assign a value to each product purchased by IWAs to calculate commission payments for subsequent retail sales. We will track the volume of sales and reward down the organizational branch of IWAs responsible for those sales. We believe this system will help grow sales and the market for our products by incentivizing IWAs to find consumers interested in buying, and more IWAs interested in joining our network.

Initial Business Goals

We currently have four products developed and ready to be produced. We plan to have a soft launch of our first product in the United States and Europe in November 2019. Also in November, we will begin allocating our resources to attracting IWAs and educating them about our products and network, formulating and finalizing initial products and related marketing materials for Phase I of our business strategy, obtaining the necessary licenses, and developing software for our planned direct selling business to manage and interact with IWAs and customers.

Depending upon our success in the Offering, we plan to further expand our IWA network internationally. Assuming we raise at least $750,000 from this Offering, we will expand operations outside of the United States and Europe. We plan to establish offices in Guadalajara, Mexico and Quito, Ecuador. We will form subsidiaries to operate in these locations, and we plan to form new subsidiaries over time for other regions beginning with Panama, which will also serve as our subsidiary for operations in Colombia and the rest of Central America. We can make no assurances that our plan for our first year of operations will be successful within the timeframes planned, or at all. We will be reliant upon our IWA salesforce in many of these regions to successfully establish markets there, especially in the early stages of our business. Because IWAs are not employees of the Company, we cannot guarantee we will have sufficient control or oversight over such persons to achieve our goals for expansion internationally in our first year or at all.

Our Products

We expect to begin distributing our products to IWAs late in calendar year 2019 for sale to consumers at retail prices ranging from $25.00 to $85.00. Our current products have been developed and are either in the process of being produced or are ready for the production stage. If our IWAs are initially successful, we presently lack the capital to acquire sufficient inventory and, accordingly, will be reliant upon raising additional funds in this Offering. If we are unable to raise sufficient funds in this Offering or through other means, the distribution of these products may be delayed or discontinued. The following is a brief description and planned launch date of our developed products:

StemRCMTM

An all-natural dietary supplement supporting the release, circulation and migration of stem cells. StemRCM will be our first product launch, which we expect to occur in November 2019.

ProStem PSPTM

An all-natural rice protein and collagen extract to support muscle and joint health. We plan to launch ProStem PSP in December 2019.

StemFlexTM

An all-natural topical roll on with CBD for muscles and joints. We plan to launch StemFlex PSP in December 2019.

StemClenzTM

An all-natural facial scrub that supports stem cells in the skin. We plan to launch StemClenz in January 2020.

Upcoming Products in Development

We are also in the process of developing new products. Our ability to launch these products within the timeframes intended or at all depends in large part on the Company receiving sufficient proceeds from this Offering. If we are unable to raise approximately $500,000 in this Offering or through other means, the development, production and distribution of these products may be delayed or discontinued.

Our Industry

The market for direct sale of innovative wellness products that enhance quality of life promises unique opportunities for well-equipped firms with the right personnel in place to develop and market such products. However, because of the popularity and demand for these products, the market for our products is highly competitive. Our success will depend on our ability to maintain key employees, strategically maneuver the market landscape in light of potentially unpredictable trends and scientific developments, maintain regulatory compliance, establish and enforce intellectual property rights for our products, and enter into contracts with suppliers and third party manufacturers to acquire our products under favorable terms. These are just some of the unique characteristics of the industry that could materially affect our business, results of operations and ability to become profitable. For a more extensive discussion of the risks we face, see “Risk Factors”.

Competition

The market for natural wellness and nutrition products is highly competitive. We compete against products sold in a number of distribution channels, including direct selling, the Internet, specialty retailers, and the discounted channels of food, drug and mass merchandise. We believe that providing nutrient-dense products containing naturally occurring ingredients, along with personal education on our products and their benefits to users, is most effectively executed through the direct-selling business model. Some of our competitors have substantially greater financial resources, market share, reputation and management depth. We expect that we will compete primarily on the personal relationship of our IWAs. Of course, the quality of the products we sell will be a competitive factor.

We are also subject to competition for the recruitment of IWAs by other network marketing organizations, including those that market wellness and nutrition products, and other types of products which are sold through direct selling, along with other entrepreneurial opportunities. Our largest competitors in the direct selling market include Herbalife, Usana and NuSkin, among others. Our ability to be competitive in this market depends on factors including having relevant products that meet consumer needs, a rewarding compensation plan, enhanced education and tools, innovation in our products and services, and a financially viable company.

CBD Product Market

In December 2018, the United States enacted the 2018 Farm Act authorizing the research, development and distribution of CBD products at the federal level, to the extent allowed by state law. As a result, there has been a new industry emerging featuring the sale of CBD products to consumers. CBD products are becoming socially recognized as useful for human health and wellness and have already found their way into stores such as Whole Foods, CVS and Walgreens. We believe our direct selling model will allow us to capture a sufficient portion of the growing market for CBD products to successfully sell our products and achieve profitability.

Government Regulations

General

In both the United States and foreign markets, we are and will be affected by extensive laws, government regulations, administrative determinations and guidance, court decisions and similar constraints. Such laws, regulations and other constraints exist at the federal, state or local levels in the United States and at all levels of government in foreign jurisdictions, including regulations pertaining to: (1) the formulation, production, storage, marketing, and sale of our products; (2) product claims and advertising, including direct claims and advertising by us, as well as claims and advertising by IWAs, for which we may be held responsible; (3) our network marketing program; (4) transfer pricing and similar regulations that affect the level of U.S. and foreign taxable income and customs duties; (5) taxation of our IWAs (which in some instances may impose an obligation on us to collect the taxes and maintain appropriate records); and (6) currency exchange and repatriation, to the extent we operate in foreign markets in the future.

Regulations Affecting Our Products

Regulation of the CBD product market is constantly evolving, and we anticipate this uncertainty to remain pervasive in the industry. Among the regulatory challenges we will face include state, federal and state restrictions on the development and sale of CBD-derived products. CBD products are still subject to regulatory uncertainty surrounding other governmental agencies. While the 2018 Farm Act has enabled the interstate distribution of certain CBD products in the U.S., this allowance applies only to the extent the laws of the states in which we plan to distribute our products allows such conduct. Furthermore, while burdens affecting some CBD products, such as products designed to be applied topically, have been greatly reduced, the FDA still imposes strict regulations to CBD products designed to be ingested or marketed as providing therapeutic relief. The FDA’s current policy is to require CBD products marketed with a claim of therapeutic benefit to obtain FDA approval prior to interstate distribution, and to prohibit ingestible CBD products from interstate commerce entirely. We do not currently have nor are we developing any CBD products which we will market as providing therapeutic relief such that FDA approval would be required. Therefore, we are not seeking FDA approval for our products, nor do we expect to need such approval in the near future for our initial products. However, to the extent we may develop and sell ingestible CBD products in the future, the FDA's regulation of therapeutic CBD products poses a challenge to our ability to sell such products. To successfully commence operations and generate revenues, we must remain compliant with these regulatory restrictions on the CBD products we plan to develop and distribute. For more information on the regulatory risks we face with respect to our products, see “Risk Factors.”

Regulations Affecting our Network Marketing Program

Our network marketing program is subject to a number of federal and state regulations administered by the FTC and various state agencies as well as regulations in foreign markets administered by foreign agencies, to the extent we begin selling outside of the United States. Regulations applicable to network marketing organizations generally are directed at ensuring that product sales ultimately are made to consumers and that advancement within the organization is based on sales of the organization’s products rather than investments in the organization or other non-retail sales related criteria. As we expand our business into new geographic areas and jurisdictions, we intend to obtain regulatory approval of our network marketing program when required by law or, when this approval is not required, the favorable opinion of local counsel as to regulatory compliance.

On January 4, 2018, the FTC released its nonbinding Business Guidance Concerning Multi-Level Marketing, or MLM Guidance, to assist multi-level marketers, or MLMs, apply core consumer protection principles applicable to the multi-level marketing industry to their business practices. For example, the MLM Guidance explains the difference between lawful and unlawful compensation structures, the treatment of personal consumption by participants in determining if an MLM’s compensation structure is unfair or deceptive, and how an MLM should approach representations to current and prospective participants. We believe our planned business practices will be in compliance with the MLM Guidance.

Compliance

We have reviewed our proposed operations with FTC and FDA counsel and believe our proposed operation will comply with the law in all material respects. However, there is substantial subjective analysis in determining what is an unfair trade practice. The following factors should be considered:

●	The FTC or its staff may change its regulatory approach particularly if a Democrat is elected President;
●	President Trump very recently issued two executive orders affecting informal guidance. What impact may have on the FTC’s 2018 informal guidance is unknown. We face the potential for state attorney generals to claim that our proposed business violates state “Little FTC Acts” or other state laws and rules.

See “Risk Factors” for a full discussion of the regulatory risks we will face.

Employees

Ray C. Carter, Jr., our Chief Executive Officer and Director, is working full-time for the Company as an independent contractor. We have no employees at this time. Each other member of our management team is a consultant of the Company and works part-time for the Company. Effective January 1, 2020, Mr. Carter and other management members will become employees.

PROPERTY

As of the date of this Offering Circular, our principal property interests consist of a sublease for our corporate headquarters (the “Sublease”), which is located at 7777 Glades Road, Suite 203, Boca Raton, Florida 33434. The Sublease is from October 15, 2019 until February 28, 2021 for which the Company is to pay equal monthly installments of $2,000 per month.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This Offering Circular contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future revenue growth, expected pace of increase in expenses, the expected market for our products, our strategic growth plan and aspirations for an international presence in the first year of our operations in the natural wellness industry, the expected timing of launching of, and anticipated capital expenditures related to, our expansion to new locations, the expected effect of changes in market conditions for our products, our anticipated development, acquisition and sale of current and future products, our expected performance in the market and sale of our products, and the value and liquidity of the shares being offered in this Offering Circular. All statements other than statements of historical facts contained in this Offering Circular, including statements regarding our future financial position, liquidity, business strategy and plans and objectives of management for future operations, are forward-looking statements.

The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs.

The results anticipated by any or all of these forward-looking statements might not occur. Important factors, uncertainties and risks that may cause actual results to differ materially from these forward-looking statements are included in the “Risk Factors” beginning on page 5.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. Our actual results could differ materially from those discussed in the forward-looking statements.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in light of the fact that the Company was recently reactivated in July 2019 after years of inactivity.

Plan of Operations

Beginning in August 2019, our current management team led by Mr. Ray C. Carter, Jr., our Chief Executive Officer, obtained control of the Company and began efforts to implement our new business model of creating a network marketing structure to sell stem cell and CBD products. In August through early September 2019, we raised $187,000 from the sale of 98,950,000 shares of our Common Stock. With these proceeds, we have sufficient capital in order to commence a soft launch in November 2019, as follows:

●	Obtain raw materials needed for our products by entering contracts with third party suppliers;
●	Arrange for the production of our products by entering contracts with third party manufacturers;
●	Build and grow our marketing network of IWAs to bring our products to market and sell them to consumers;
●	As described in “Business”, we will commence operations starting with one product which we will launch in November 2019, plan to launch the second and third products in December 2019 and the fourth in January 2020;
●	We will initially recruit IWAs in the U.S. and Europe and sell our products only to consumers in the U.S. and Europe;
●	Once we receive approximately $500,000 from this Offering, we will strategically grow our operations and sales into other foreign markets, beginning with Mexico, Central and South America; and
●	Once we receive approximately $250,000 from this Offering, we will acquire new products including CBD products.

We expect the cost of revenue to consist primarily of expenses of compensating our management and key personnel, acquisition of investors, recruiting of IWA sales force and training them on our products, expanding our computer systems and regulatory compliance.

The Company will incur research and development expenses as it continues to evaluate and develop products of high quality and efficacy to market and sell to the public. These expenses will consist primarily of inventory expansion and salaries and bonuses for those responsible for researching and developing new products as well as improving on existing products. We plan to expense our research and development costs as they are incurred.

Plan for Market Expansion in Our First 12 Months of Operation

Our goal is to engage qualified personnel to develop cutting-edge health and wellness products focusing on certain newly discovered bodily systems. With the right people making the right products, we intend and hope for the market for our products to grow to a global scale. Subject to our ability to successfully raise the necessary capital, our tentative aspirations for the Company’s first year in the natural wellness industry envision progress and growth occurring in three phases (measured from our November 2019 soft launch):

Phase I – first three months of operations

We plan to launch our first four products, recruit IWAs, begin direct selling to consumers and establish a base in the United States and Europe.

Phase II – Fourth through sixth month of operations

We plan to expand to Mexico, Ecuador, Panama, Colombia, Taiwan and Canada. We also plan to continue to develop products we have in development and add these new products into our distribution channel in Phase III.

Phase III – Seventh through twelfth months

We plan to continue our expansion into Malaysia, South Korea and the Philippines. IWAs will use a replicated Stemsation website to share products online. Stemsation will use a product return policy and other policies recommended and sanctioned by the industry’s largest trade group, the Direct Selling Association (“DSA”).

Liquidity and Capital Resources

We have $50,176 in working capital as of October 30, 2019. In October 2019, we borrowed $100,000 and issued three original issue discount promissory notes totaling $120,000. These promissory notes mature on December 31, 2019, January 1, 2020 and January 8, 2020, respectively. In the event of default on these promissory notes, the amount due becomes immediately payable and is increased to 150% of the balance on the notes with an interest rate of 24%. We plan on using $120,000 of the net proceeds of this Offering to pay this debt.

We do not have sufficient capital to support our operations for the next 12 months and are dependent upon on the proceeds of this Offering. We estimate that we will need to raise at least $750,000 from this Offering in order to meet our working capital needs for the next 12 months. As described elsewhere in this Offering Circular, we plan to phase in our expenses and grow our business as working capital is available.

In August and early September 2019, we raised $254,500 from the sale of our Common Stock under Rule 504 Section 3(b) of the Securities Act. These funds are currently being used in connection with our “soft launch” which shall commence on November 1, 2019.

We plan to spend approximately $150,000 to acquire capital assets such as computer hardware.

Please see the notes to our Financial Statements for information about our Significant Accounting Policies and Recent Accounting Pronouncements.

DIRECTORS AND EXECUTIVE OFFICERS

The following lists the executive officers and directors as well as key consultants. Effective January 1, 2020, Mr. Carter. Dr. Gadzala, and Nick Panza are expected to become employees.

Name	Position	Age	Term	Approximate hours per week (part-time only)
Executive Officer(s)
Ray C. Carter, Jr.	Chief Executive Officer/Director	57	August 2019	40

Mira Gadzala	Chief Science Officer	66	August 2019	30

David Casanova	Senior Vice President of Global Sales & Marketing	55	August 2019	30

Nick Panza	Vice President of Operations	33	August 2019	40

Director(s)
Ray C. Carter, Jr.	Director	57	August 2019	40

Nick Panza	Director	33	October 2019	40

Our Executive Officers and Directors

Ray C. Carter, Jr. – Mr. Carter was appointed as the Company’s Chief Executive Officer (“CEO”) and as a director on August 30, 2019. In 2005, Mr. Carter founded Stemtech, a direct seller of innovative nutritional and personal care products, based in South Florida.

Mr. Carter grew Stemtech to $65 million in annual sales by 2014, with offices in over 20 countries and conducting business in 50 countries. In February 2017, Stemtech, a company for which Mr. Carter and Mira Gadzala each served as executive officers, filed a petition for relief under Chapter 11 of the United States Bankruptcy Code. Mr. Carter and Dr. Gadzala were officers of Stemtech at the time of its Chapter 11 filing. The Chapter 11 petition was the result of a variety of difficulties Stemtech faced at that time. Despite the similarity in the names, Stemtech has no affiliation with Stemsation, other than the fact that its former officers are now officers of Stemsation.

He was selected for these roles for his extensive knowledge, experience, and expertise in the network marketing and nutraceutical industry.

Dr. Mira Gadzala – Dr. Gadzala was appointed as the Company’s Chief Scientific Officer on August 1, 2019. Prior to joining the Company, Dr. Gadzala was Senior Vice President of Research & Development at Stemtech from June 2016 until February 2019. During her time at Stemtech, Dr. Gadzala researched and formulated advanced stem cell nutrition products. Since 2011, Dr. Gadzala has also served as President of BioCell Rejuvenation, a company she founded, which provides consulting and research services develops product related to wellness and bio-cellular functions.

Dr. Gadzala is a member of several health organizations, including the American Alternative Medical Association and International Organization of Nutritional Consultants (Canada, USA), and has served on the Advisory Board of the “Cellular Health Communication” magazine (US) and as a primary member of the Institutional Animal Care and Use Committee (IACUC) at a California-based vitamin research company.

David Casanova – Mr. Casanova was appointed as Senior Vice President of Global Sales and Marketing on August 1, 2019. Mr. Casanova has over 30 years of experience in the direct selling industry, including positions at Amway, NuSkin and Natura. Mr. Casanova was Vice President of Global Sales and Marketing at Stemtech from September 2018 until February 2019. From April 2017 until May 2019, Mr. Cassanova was International Director for Fuxion Biotech SAC. From November 2014 through April 2017, Mr. Cassanova was consultant for Fusion Biotech SAC.

Nick Panza – Mr. Panza was appointed as the Company’s Vice President of Operations on August 6, 2019, and as a director on October 22, 2019. In 2013, Mr. Panza started his first business, American Guard Systems, LLC, a home security company based in South Florida. Mr. Panza has also owned Interactive Marketing Partners, LLC, a marketing company, from 2014 to 2018. Mr. Panza is the son-in-law of Leonard Tucker, the managing member of Leonard Tucker, LLC, a selling stockholder and a consultant of the Company.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation of Officers and Directors as a Group for 2018

In the year ended December 31, 2018, we were inactive and did not pay any compensation to any executive officers, directors or employees.

Compensation Arrangements

On July 17, 2019, the Company entered into an Independent Contractor Agreement with Dr. Mira Gadzala, the Company’s Chief Science Officer, under which Dr. Gadzala provides product development services to the Company in exchange for monthly fees of $6,000 per month for the period prior to commencement of operations, $7,000 per month upon commencement of product sales, and $10,000 per month upon the Company achieving break even. The Independent Contractor Agreement is for a term of one year.

On August 1, 2019, the Company entered into an Independent Contractor Agreement with David Casanova, the Company’s Senior Vice President of Global Sales and Marketing, under which Mr. Casanova provides services to the Company to assist commencement of operations in Latin America and support sales growth in exchange for $6,000 per month for the period prior to commencement of operations, $7,000 per month upon commencement of product sales, and $10,000 per month upon the Company achieving break even. The Independent Contractor Agreement is for a term of one year.

On November 1st, 2019, the Company entered into an Employment Agreement with Mr. Ray C. Carter, Jr., the Company’s Chief Executive Officer, effective January 1, 2020. Prior to that date, Mr. Carter is serving under an Independent Contractor Agreement at a fee of $8,333 per month beginning August 1, 2019. Pursuant to the Employment Agreement, Mr. Carter is entitled to receive an annual base salary of $120,000, which will automatically increase to $150,000 when the Company breaks even on a monthly basis. Mr. Carter is also entitled to a $25,000 increase in his annual base salary each time the Company meets annual gross revenue targets of $10,000,000, $20,000,000, $30,000,000 and $40,000,000 in a given year.

The initial term of Mr. Carter’s Employment Agreement expires on January 1, 2023, at which point the Agreement automatically renews annually for one-year terms. Either the Company or Mr. Carter can terminate the Employment Agreement with or without cause by providing 60 days’ notice to the non-terminating party. If Mr. Carter is terminated for cause or terminates his employment without good reason, he is entitled to receive accrued salary, bonuses, vacation time, business expenses, and benefits. If Mr. Carter is terminated without cause or terminates his employment with the Company for good reason, in addition to the accrued amounts listed above he is entitled to (i) if within the initial three-year term, an amount equaling 24 months of his base salary or (ii) if after the initial three-year term, an amount equaling 12 months of his base salary.

Pursuant to his subscription agreement in which he purchased 15,000,000 shares of our Common Stock, Mr. Carter also received 105,000,000 warrants to purchase shares of our Common Stock, which are only exercisable if the Company raises certain minimum amount of capital in this Offering or otherwise and meets certain revenue targets by November 1, 2026. The targets for which Mr. Carter is entitled to receive these warrants is set forth in the following table:

	Amount	Warrants

Capital raised (1)
	$500,000	15,000,000
	$1,000,000	15,000,000
	$1,500,000	15,000,000

Gross Revenue (If achieved in any 12 month period (2)
	$10,000,000	30,000,000
	$20,000,000	15,000,000
	$30,000,000	15,000,000

(1)	Includes $157,500 from our recent offering.
(2)	Refers to any consecutive 12 months in one or two fiscal years.

On August 6, 2019, the Company entered into a Business Advisory and Consulting Agreement (“Consulting Agreement”) with Nick Panza, the Company’s Secretary, Vice President of Operations and Director, under which Mr. Panza provides the Company services to assist in developing its business strategy and planning its growth. Pursuant to the Consulting Agreement, Mr. Panza receives base compensation of $6,000 a month. Mr. Panza is also entitled to a $10,000 increase in his annual base compensation each time the Company meets annual gross revenue targets of $10,000,000, $20,000,000, $30,000,000 and $40,000,000 in a given year. The initial term of the Consulting Agreement expires on November 1, 2022, at which point the Agreement automatically renews annually for one-year terms. Either the Company or Mr. Panza can terminate the Consulting Agreement with or without cause by providing 60 days’ written notice to the non-terminating party.

SELLING STOCKHOLDERS

Ownership of our Common Stock by our selling stockholders is set forth in the following table:

Selling Stockholder	Amount currently owned	Amount being sold	Amount to be Owned After Sale
Peter Aiello	5,000,000	500,000	4,500,000
Matthew Cohen	2,000,000	200,000	1,800,000
Neal D. Carter	1,000,000	100,000	900,000
Tiger Trout Capital, LLC (1)	1,000,000	100,000	900,000
Panza Family Trust (2)	66,500,000	1,386,667	65,113,333
Fonte Family Trust (3)	2,750,000	550,000	2,200,000
Uri Yudewitz	500,000	50,000	450,000
Craig Jackson	1,000,000	200,000	800,000
Ryan Smollar	2,200,000	440,000	1,760,000
Charlene A. Marawski Rowe	3,000,000	600,000	2,400,000
Sycamore Group Inc. (4)	5,000,000	1,000,000	4,000,000
Anthony Ferrante	1,500,000	300,000	1,200,000
Leonard Ferrante & Marisa Ferrante	2,000,000	400,000	1,600,000
Jose A. Otero	500,000	100,000	400,000
Michael Fonte	1,000,000	200,000	800,000
Brandon Klein	5,000,000	750,000	4,250,000
Ray C. Carter, Jr. & Kasey L. Carter (tenants by the entirety) (5)	15,000,000	1,386,667	13,613,333
Leonard Tucker, LLC (6)	17,500,000	1,386,666	16,113,334
Sherree Klein	2,500,000	250,000	2,250,000
Thomas Kollar	1,000,000	100,000	900,000
Total:	135,950,000	10,000,000	125,950,000
Percent of Common Stock outstanding(7)	71.4%	5.3%	66.2%

(1)	Alan Masley is the managing member of Tiger.
(2)	Nick Panza and Shayna Panza are co-trustees of the trust. Nick Panza is a director and officer of the Company.
(3)	Nelson Gonzalez, Andrew Barrera, Andrew Fonte, Christopher Fonte, Helio Fonte and Michael Fonte are co-trustees of the trust.
(4)	Jonathan B. Minnihan and Charles A. Wetter IV are directors and officers of Sycamore Group Inc.
(5)	Ray C. Carter, Jr. is the Chief Executive Officer of the Company.
(6)	Leonard Tucker is the managing member of Leonard Tucker, LLC. Mr. Tucker is the father-in-law of Nick Panza and a consultant to the Company.
(7)	Based on 190,382,833 shares of Common Stock outstanding as of the date of this Offering Circular.

The selling stockholders will receive all of the proceeds from the sale of the shares offered by them under this Offering. We will not receive any proceeds from the sale of their shares. The selling stockholders include two of our executive officers and directors, Ray C. Carter, Jr. and Nick Panza.

PRINCIPAL STOCKHOLDERS

Beneficial Ownership of Our Common Stock

The following table sets forth certain information about the Common Stock ownership by our management team and persons who own/sold 10% or more of our Common Stock assuming all shares in the Offering are sold.

Name and Address of Beneficial Owner	Number of Shares	Percentage of Class (1)

Title of Class	Beneficial Owner	Amount of Beneficial Ownership (1)	Amount of Beneficial Ownership Acquirable	Percent Beneficially Owned (1)

Common Stock	Panza Family Trust (2)	66,500,000		35.0%
	All directors and all executive officers as a group (4 persons) (3)	81,500,000		42.9%

(1)	Based on 190,382,833 shares outstanding as of October 19, 2019.

(2)	The co-trustees of the Panza Family Trust are, Nick Panza and Shayna Panza. Their business address is 7777 Glades Road, Suite 203, Boca Raton, FL 33434.

(3)	Consists of shares of Common Stock beneficially owned by Ray C. Carter, Jr. and Nick Panza. Does not include 105,000,000 warrants underlying Common Stock held by Mr. Carter which are not exercisable unless the Company raises certain minimum amount of capital in this offering or otherwise and/or meets certain revenue targets.

RELATED PARTY TRANSACTIONS

Except for the compensation arrangements disclosed in “Compensation of Directors and Executive Officers” beginning at page 35 and purchases of Common Stock disclosed in the notes to our Financial Statements, the Company has not participated in any transactions exceeding $50,000 in which the Company’s executive officers, directors, director nominees, 10% securityholders, or the immediate family members of any such persons have any direct or indirect material interest.

DESCRIPTION OF OUR COMMON STOCK

The following is a summary description of the material terms of our Common Stock. For more detailed information, please see our Articles of Incorporation, which has been attached as an exhibit to this Offering Statement.

Common Stock

The Company has one class of Common Stock par value of $0.0001. The total number of shares of Common Stock the Company is authorized to issue is 1,000,000,000 shares.

As of the date of this Offering Circular, the Company had 190,382,833 shares of Common Stock issued and outstanding.

Each holder of Common Stock is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders. Any action at a meeting at which a quorum is present will be decided by a majority of the voting power present in person or represented by proxy, except in the case of any election of directors, which will be decided by a plurality of votes cast. There is no cumulative voting, preemptive, conversion or redemption privileges, or sinking fund provisions with respect to our Common Stock.

Changes in Authorized Number

The number of authorized shares of Common Stock may be increased or decreased subject to the Company’s legal commitments at any time and from time to time to issue them, by the affirmative vote of the holders of a majority of the Common Stock of the Company entitled to vote.

Transfer Agent

Pacific Stock Transfer Co.

6725 Via Austi Parkway

Suite 300

Las Vegas, NV 89119

PLAN OF DISTRIBUTION

Overview

Primary and Secondary Offerings

This Offering includes a primary offering by the Company and a secondary offering by selling stockholders who currently own shares of the Company’s Common Stock. We have orally agreed with the selling stockholders to offer and sell 10,000,000 of their shares with 30,000,000 of our shares on a 75-25 basis, which means that if we are able to locate a buyer, 75% of the shares sold and net proceeds will be attributable to the Company, and 25% of the shares sold and proceeds raised will be attributable to the selling stockholders on a pro rata basis based on each selling stockholder’s investment in the Company. Prior to the 75/25 split going into effect, all outstanding promissory notes shall be paid in full. Each selling stockholder may also sell shares independently in this Offering.

Primary Offering by the Company

We are offering up to 30,000,000 shares of Common Stock on a “best efforts” basis for one year from the date of this Offering Circular without any underwriter. The Common Stock is being offered by our Vice President of Operations. He is deemed not to be a broker for the following reasons:

●	He is not subject to a statutory disqualification under the Securities Exchange Act of 1934 (the “Exchange Act”) at the time of his participation in the sale of our securities.
●	He is not an associated person of a broker or dealer.
●	He meets all of the following conditions:

○	Primarily performs and intend primarily to perform at the end of this Offering substantial duties for our Company otherwise than in connection with this Offering;
○	Not a broker-dealer, or an associated person of a broker-dealer, within the preceding 12 months; and
○	Has not participated in selling an offering of securities for any other issuer within the past 12 months nor will he participate in such an offering over the next 12 months.

There are no arrangements or agreements, verbal or written, with any underwriters to help underwrite this Offering. No broker has been retained by us for the sale of securities being offered. In the event a broker who may be deemed an underwriter is retained by us, an amendment to our Offering Circular will be filed.

This Offering is intended to be made solely by the delivery of this Offering Circular and the accompanying subscription agreement to prospective investors. Our Vice President of Operations plans to distribute this Offering Circular and accompanying materials relating to this Offering. He intends to distribute these materials to current stockholders, creditors acquaintances, friends and business associates. Except for oral communications, Our Chief Executive Officer will not participate in this Offering other than by responding to inquiries by prospective investors.

The public offering price of our Common Stock has been arbitrarily determined by us and bears no relationship to our current earnings, book value, net worth or other established valuation criteria. The factors considered in determining the public offering price included:

●	Our recent private sales of our Common Stock;
●	Our management’s experience in network marketing;
●	Our prospects; and
●	Our capital structure.

The public offering price does not necessarily bear any relationship to our assets, book value, earnings or other established criteria of value. Such prices are subject to change as a result of market conditions and other factors, and no assurance can be given that an actual public market for our Common Stock will develop, or if an actual public market in fact develops, that such market will be sustained, or that our Common Stock can be resold at any time at the Offering price or any other price.

We will offer and sell the shares only in Wyoming, New York and Puerto Rico. In New York shares need not be registered for sale and we have provided the required notice and fee payment to the state in order to make this Offering to investors in that state. In Wyoming we are only offering to institutional investors, as such term is defined by section 17-4-102 of Wyoming statutes. Pursuant to section 17-4-202 of Wyoming statutes, offers and sales of securities to institutional investors are exempt from Wyoming’s registration requirements. In Puerto Rico, the sale is exempt under local law if the investor acquires the shares for investment.

Secondary Offering By Selling Stockholders

Each selling stockholder may sell their shares of Common Stock publicly at a fixed price of $0.05 per share for the duration of the Offering. We have agreed with the selling stockholders that each time we sell our Common Stock to an investor after we repay our indebtedness, 75% of the net proceeds will be retained by the Company and 25% will be paid to the selling stockholders on a pro rata basis based upon the number of shares offered. We will issue new shares while the selling stockholders will deliver part of their shares. Prior to the 75/25 split going in effect, all outstanding Promissory Notes shall be paid in full.

The selling stockholders might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any profit on the resale of the Common Stock might be deemed to be underwriting discounts and commissions under the Securities Act. We will make copies of this Offering Circular available to the selling stockholders and have informed them of the need for delivery of copies of this Offering Circular to purchasers at or prior to the time of delivery of the shares of Common Stock.

STEMSATION INTERNATIONAL, INC.

(F/K/A WORLD MORTGAGE EXCHANGE GROUP, INC.)

CONTENTS

PAGE	1	BALANCE SHEETS AS OF JUNE 30, 2019 AND DECEMBER 31, 2018 (UNAUDITED)

PAGE	2	STATEMENTS OF OPERATIONS FOR THE THREE AND SIX ENDED JUNE 30, 2019 AND 2018 (UNAUDITED)

PAGE	3	STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT FOR THE SIX MONTHS ENDED JUNE 30, 2019 (UNAUDITED)

PAGE	4	STATEMENTS OF CASH FLOWS FOR THE SIX MONTHS ENDED JUNE 30, 2019 AND 2018 (UNAUDITED)

PAGES	5 - 17	NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

STEMSATION INTERNATIONAL, INC.
(F/K/A World Mortgage Exchange Group, Inc.)
Balance Sheets
(Unaudited)

ASSETS

	June 30, 2019	December 31, 2018

Current Assets
Cash	$178	$1,920
Total Assets	$178	$1,920

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities
Accounts payable and accrued expeses	$415,250	$377,598
Due to related parties	32,479	33,979
Convertible Note payable	35,000	35,000
Convertible Notes payable - related parties	272,500	272,500
Total Current Liabilities	755,229	719,077

Stockholders’ Deficit
Common stock, $0.0001 par value; 1,000,000,000 shares authorized, 24,816,290 and 24,816,290 issued and outstanding, respectively	2,482	2,482
Additional paid-in capital	951,097	951,097
Accumulated deficit	(1,708,630)	(1,670,736)

Total Stockholders’ Deficit	(755,051)	(717,157)

Total Liabilities and Stockholders’ Deficit	$178	$1,920

1

STEMSATION INTERNATIONAL, INC.
(F/K/A World Mortgage Exchange Group, Inc.)
Statements of Operations
(Unaudited)

	Three Months Ended June 30, 2019	Three Months Ended June 30, 2018	Six Months Ended June 30, 2019	Six Months Ended June 30, 2019

Revenue	$—	$—	$—	$—

Operating Expenses
General and administrative	313	45	358	90
Total expenses	313	45	358	90

Loss from Operations	(313)	(45)	(358)	(90)

Other Expenses
Interest Expense	(18,768)	(7,322)	(37,536)	(14,644)
Total Other Expenses	(18,768)	(7,322)	(37,536)	(14,644)

LOSS FROM OPERATIONS BEFORE INCOME TAXES	(19,081)	(7,367)	(37,894)	(14,734)

Provision for Income Taxes	—	—	—	—

NET LOSS	$(19,081)	$(7,367)	$(37,894)	$(14,734)

Net Loss Per Share - Basic and Diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted average number of shares outstanding during the period - Basic and Diluted	24,816,290	24,816,290	24,816,290	24,816,290

2

STEMSATION INTERNATIONAL, INC.
(F/K/A World Mortgage Exchange Group, Inc.)
Statement of Changes in Stockholders’ Deficit
For the six months ended June 30, 2019
(Unaudited)

	Common stock		Additional		Total
			paid-in	Accumulated	Stockholders’
	Shares	Amount	capital	Deficit	Deficit

Balance, December 31, 2018	24,816,290	$2,482	$951,097	$(1,670,736)	$(717,157)

Net loss for the six months ended June 30, 2019	—	—	—	(37,894)	(37,894)

Balance, June 30, 2019	24,816,290	$2,482	$951,097	$(1,708,630)	$(755,051)

3

STEMSATION INTERNATIONAL, INC.
(F/K/A World Mortgage Exchange Group, Inc.)
Statements of Cash Flows
(Unaudited)

	Six Months Ended	Year Ended
	June 30, 2019	December 31, 2018
Cash Flows From Operating Activities:
Net Loss	$(37,894)	$(29,582)
Increase in accounts payable and accrued expenses	37,652	29,401
Net Cash Used In Operating Activities	(242)	(181)

Net Cash Used In Investing Activities	—	—

Cash Flows From Financing Activities:
Proceeds from (Repayments to) related party	(1,500)	(158)
Net Cash Provided by Financing Activities	(1,500)	(158)

Net Increase (Decrease) in Cash	(1,742)	(339)

Cash at Beginning of Period	1,920	2,259

Cash at End of Period	$178	$1,920

Supplemental disclosure of cash flow information:

Cash paid for interest	$—	$—
Cash paid for taxes	$—	$—

4

STEMSATION INTERNATIONAL, INC.
(F/K/A WORLD MORTGAGE EXCHANGE GROUP, INC.)
NOTES TO FINANCIAL STATEMENTS
AS OF JUNE 30, 2019
(UNAUDITED)

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Organization

Stemsation International, Inc. (formerly World Mortgage Exchange Group, Inc.) (the “Company”) is a Florida corporation incorporated on July 5, 2006. The Company’s original business purpose was to develop, produce, license, acquire and distribute recorded music, primarily in the Hip Hop and Pop genres which now has been abandoned.

The Company’s business focus changed to real estate effective September 2009 to coincide with the change of control. The Company’s business purpose changed to purchasing single family homes with a minimum discount of 25% off appraisal and sell those assets for 100% of appraisal. In order to assist buyers in securing financing, the Company had developed a 49 year mortgage product. The 49 year mortgage was developed to benefit borrowers that honor their debt by making timely payments.

On August 6, 2019, the Company filed a certificate of amendment with the Secretary of State of the State of Florida in order to increase the authorized shares of common stock to 1,000,000,000 and effectuate a change in the par value to $0.0001, a change of control and a name change to Stemsation International, Inc. The Certificate of Amendment became effective on August 9, 2019. The Company’s business focus changed to the direct selling of novel, all natural wellness products. The change in authorized shares and change in par value is reflected retroactively for all periods in the accompanying financial statement and footnotes.

On August 30, 2019, Ray C. Carter was appointed Officer and Director of the Company.

On September 6, 2019, Stemsation Holding Corp., a wholly owned subsidiary, was formed under the laws of the State of Florida.

On September 11, 2019, Stemsation IP Holding LLC, a wholly owned subsidiary, was formed under the laws of the State of Florida.

On September 13, 2019, Stemsation USA, Inc., a wholly owned subsidiary, was formed under the laws of the State of Florida.

(B) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Management has made significant estimates in a variety of areas including, but not limited to, valuation of stock- based grants, recoverability of our deferred tax assets, and allowance for loan losses. Actual results could be different from these estimates.

5

STEMSATION INTERNATIONAL, INC.
(F/K/A WORLD MORTGAGE EXCHANGE GROUP, INC.)
NOTES TO FINANCIAL STATEMENTS
AS OF JUNE 30, 2019
(UNAUDITED)

(C) Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. At June 30, 2019 and December 31, 2018, the Company had no cash equivalents.

(D) Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by FASB ASC No. 260, “Earnings Per Share.” Diluted loss per share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period. For the six months ended June 30, 2019 and 2018, the Company has 307,500 shares potentially issued upon conversion of convertible debt that were not included in the computation of dilutive loss per share because their inclusion is anti-dilutive for the six months ended June 30, 2019 and 2018, respectively (See Note 10 for convertible notes settlements).

(E) Income Taxes

The Company is governed by the income tax laws of the United States of America. The Company accounts for income tax using the liability method prescribed by ASC 740, “Income Taxes”. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely- than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

The Company applies the provisions of ASC 740-10-50, ”Accounting for Uncertainty in Income Taxes”, which provides clarification related to the process associated with accounting for uncertain tax positions recognized in our financial statements. Audit periods remain open for review until the statute of limitations has passed. The completion of review or the expiration of the statute of limitations for a given audit period could result in an adjustment to the Company’s liability for income taxes. Any such adjustment could be material to the Company’s results of operations for any given quarterly or annual period based, in part, upon the results of operations for the given period. As of June 30, 2019 and December 31, 2018, the Company had no uncertain tax positions, and will continue to evaluate for uncertain positions in the future. The Company is subject to U.S. Federal income tax examinations for the tax years ended December 31, 2014 through 2018.

The Company’s ability to utilize its net operating loss (NOL) carryforwards may be substantially limited due to ownership changes that may have occurred on August 6, 2019, as required by Section 382 of the Internal Revenue Code of 1986, as amended (the Code), as well as similar state provisions and due to a change in business. These ownership changes or change in business may limit the amount of NOL carryforwards that can be utilized annually to offset future taxable income and tax, respectively. In general, an “ownership change,” as defined by Section 382 of the Code, results from a transaction or series of transactions over a three-year period resulting in an ownership change of more than 50 percent of the outstanding stock of a company by certain stockholders or public groups.

6

STEMSATION INTERNATIONAL, INC.
(F/K/A WORLD MORTGAGE EXCHANGE GROUP, INC.)
NOTES TO FINANCIAL STATEMENTS
AS OF JUNE 30, 2019
(UNAUDITED)

If the Company has experienced an ownership or business change, utilization of the NOL carryforwards would be subject to an annual limitation, which is determined by first multiplying the value of the Company’s stock at the time of the ownership change by the applicable long-term, tax-exempt rate, and then could be subject to additional adjustments, as required. Any such limitation may result in the expiration of a portion of the NOL carryforwards before utilization. Until a study is completed, and any limitation known, no amounts are being considered as an uncertain tax position or disclosed as an unrecognized tax benefit under ASC 740. Any carryforwards that expire prior to utilization as a result of such limitations will be removed from deferred tax assets with a corresponding reduction of the valuation allowance. Due to the existence of the valuation allowance, it is not expected that any possible limitation will have an impact on the results of operations of the Company.

Tax returns for the Company have not been prepared and filed for the years ended December 31, 2011 through 2018 and may be subject to penalties for delinquent and non-compliance requirements, in addition, to the NOL carryover changes from prior years.

(F) Property and Equipment

Property and equipment is recorded at cost and depreciated or amortized using the straight-line method over the estimated useful life of the asset or the underlying lease term for leasehold improvements, whichever is shorter onset the property and equipment is put into service.

(G) Fair Value of Financial Instruments

The Company measures its financial assets and liabilities in accordance with GAAP. For certain of our financial instruments, including cash, accounts payable, and the short-term portion of long-term debt, the carrying amounts approximate fair value due to their short maturities.

We adopted accounting guidance for financial and non-financial assets and liabilities (ASC 820). The adoption did not have a material impact on our results of operations, financial position or liquidity. This standard defines fair value, provides guidance for measuring fair value and requires certain disclosures. This standard does not require any new fair value measurements, but rather applies to all other accounting pronouncements that require or permit fair value measurements. This guidance does not apply to measurements related to share-based payments. This guidance discusses valuation techniques, such as the market approach (comparable market prices), the income approach (present value of future income or cash flow), and the cost approach (cost to replace the service capacity of an asset or replacement cost). The guidance utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

7

STEMSATION INTERNATIONAL, INC.
(F/K/A WORLD MORTGAGE EXCHANGE GROUP, INC.)
NOTES TO FINANCIAL STATEMENTS
AS OF JUNE 30, 2019
(UNAUDITED)

●	Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

●	Level 2: Inputs other than quoted prices that are observable, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

●	Level 3: Unobservable inputs in which little or no market data exists, therefore developed using estimates and assumptions developed by us, which reflect those that a market participant would use.

(H) Recent Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. Topic 842 affects any entity that enters into a lease, with some specified scope exemptions. The guidance in this update supersedes Topic 840, Leases. The core principle of Topic 842 is that a lessee should recognize the assets and liabilities that arise from leases. A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For public companies, the amendments in this update are effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. We adopted the new standard effective January 1, 2018.

(I) Business Segments

The Company operates in one segment and therefore segment information is not presented.

NOTE 2	MORTGAGE LOAN RECEIVABLE

In September 2010, the Company closed on agreement with an unrelated party to sell the real property located in Ackerman Mississippi for the purchase price of $46,800 to be paid as follows:

●	3% of the purchase to be paid in cash at closing.
●	The remaining balance of the purchase price of $45,396 will be paid through a 49 year mortgage note.

During the years ended December 31, 2018 and 2017, the mortgage loan is delinquent and no interest income on the loan is recorded. A reserve for loan loss was recorded prior to fiscal year 2017. The Company is considering going through the foreclosure process.

8

STEMSATION INTERNATIONAL, INC.
(F/K/A WORLD MORTGAGE EXCHANGE GROUP, INC.)
NOTES TO FINANCIAL STATEMENTS
AS OF JUNE 30, 2019
(UNAUDITED)

The mortgage note receivable was as follows at June 30, 2019 and December 31, 2018:

	June 30, 2019	December 31, 2018
Mortgage loan held for investments	$45,038.00	$45,038.00
Allowance for mortgage loan losses,	$(45,038.00)	$(45,038.00)
Mortgage loans held for investments, net	$—	$—

NOTE 3	ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consists of the following:

	As of	As of
	June 30, 2019	December 31, 2018

Accounts payable	$91,002	$91,002
Accrued interest	230,295	192,759
Accrued compensation	93,953	93,837

Total accounts payable and accrued expenses	$415,250	$377,598

NOTE 4	DUE TO RELATED PARTY

As of December 31, 2017, certain officers paid an aggregate $34,137 in expenses on Company’s behalf as an advance. During the year ended December 31, 2018, the officer was repaid $158. During the six months ended June 30, 2019, the officer was repaid $1,500. The balance at June 30, 2019 is $32,479. Pursuant to the terms of the loans, the loans were non-interest bearing, unsecured and due on demand (See Note 8).

NOTE 5	CONVERTIBLE NOTES PAYABLE – RELATED PARTIES

During 2010, the Company entered into an unsecured convertible promissory note in the amount of $67,500 with a related party. Pursuant to the terms of the note, the note is non-interest bearing, unsecured and due in 2013. The conversion price was equal to the “greater of $1.00 per share or 80% of the average closing bid price of the Company’s common stock calculated as of the closing bid price of the common stock for the ten trading days prior to receipt of the conversion notice”. The note was in default (See Note 8).

On December 31, 2010, the Company entered into an unsecured convertible promissory note in the amount of $100,000 with a related party. Pursuant to the terms of the note, the note is bearing 10% interest, unsecured and was due on December 31, 2013. The conversion price was equal to the “greater of $1.00 per share or 80% of the average closing bid price of the Company’s common stock calculated as of the closing bid price of the common stock for the ten trading days prior to receipt of the conversion notice”. As of June 30, 2019 the Company accrued $125,077 in interest expense. The note is currently in default (See Note 8).

9

STEMSATION INTERNATIONAL, INC.
(F/K/A WORLD MORTGAGE EXCHANGE GROUP, INC.)
NOTES TO FINANCIAL STATEMENTS
AS OF JUNE 30, 2019
(UNAUDITED)

On February 24, 2010, the Company entered into unsecured convertible promissory note in the amount of $40,000 with a related party. Pursuant to the terms of the note, the note is bearing 7% interest, unsecured and was due on February 23, 2013. The conversion prices was equal to the “greater of $1.00 per share or 80% of the average closing bid price of the Company’s common stock calculated as of the closing bid price of the common stock for the ten trading days prior to receipt of the conversion notice”. As of June 30, 2019, the Company accrued $25,200 in interest expense. The note is currently in default (See Note 8).

On March 23, 2010, the Company entered into an unsecured convertible promissory note in the amount of $40,000 with a related party. Pursuant to the terms of the note, the note is bearing 7% interest, unsecured and was due on March 22, 2013. The conversion price was equal to the “greater of $1.00 per share or 80% of the average closing bid price of the Company’s common stock calculated as of the closing bid price of the common stock for the ten trading days prior to receipt of the conversion notice”. As of June 30, 2019, the Company accrued $24,675 in interest expense. The note was in default (See Note 8).

On March 2, 2010, the Company entered into an unsecured convertible promissory note in the amount of $25,000 with a related party. Pursuant to the terms of the note, the note is bearing 7% interest, unsecured and was due on March 1, 2013. The conversion price was equal to the “greater of $1.00 per share or 80% of the average closing bid price of the Company’s common stock calculated as of the closing bid price of the common stock for the ten trading days prior to receipt of the conversion notice”. As of June 30, 2018, the Company accrued $15,750 in interest expense. The note is currently in default (See Note 8).

NOTE 6	CONVERTIBLE NOTE PAYABLE

On March 10, 2010, the Company entered into an unsecured convertible promissory note in the amount of $35,000 as consideration for the purchase of real estate purchased in Ackerman, Mississippi (See Note 2). Pursuant to the terms of the note, the note was bearing 7% interest, unsecured and due on March 9, 2013. The conversion prices was equal to the “greater of $1.00 per share or 80% of the average closing bid price of the Company’s common stock calculated as of the closing bid price of the common stock for the ten trading days prior to receipt of the conversion notice”. As of June 30, 2019 the Company accrued $20,825 in interest expense. The note is currently in default. .

NOTE 7	STOCKHOLDERS’ DEFICIT

(A)	Common Stock

The Company is authorized to issue 1,000,000,000 shares of common stock with a par value of $0.0001 per share.

On August 6, 2019 the Company filed a certificate of amendment with the Secretary of State of the State of Florida in order to increase the authorized shares of common stock and effectuate a change in the par value, change of control and name change to Stemsation International, Inc. The Certificate of Amendment became effective on August 9, 2019. The change in authorized shares and change in par value to $0.0001 is reflected retroactively in the accompanying financial statements and footnotes.

As of June 30, 2019 and December 31, 2018, we had 24,816,290 and 24,816,290, respectively, shares of common stock issued and outstanding,

10

STEMSATION INTERNATIONAL, INC.
(F/K/A WORLD MORTGAGE EXCHANGE GROUP, INC.)
NOTES TO FINANCIAL STATEMENTS
AS OF JUNE 30, 2019
(UNAUDITED)

NOTE 8	RELATED PARTY TRANSACTIONS

Due to related parties reflects amounts due to officers (See Note 4).

Convertible notes payable – related parties are disclosed in Note 5.

NOTE 9	GOING CONCERN

As reflected in the accompanying unaudited financial statements, the Company has net losses and used cash in operations in 2019 and 2018 and had no revenues and was inactive for several years. At June 30, 2019, the Company has an accumulated deficit of $1,708,630, stockholders deficit of $755,051 and working capital deficit of $755,051 and was in default on all notes payable. These matters raise substantial doubt about the Company’s ability to continue as a going concern for one year from the date these financial statements were available to be issued. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

In August 2019, the Company settled or discharged, through non-cash means, the December 31, 2018 liabilities of approximately $719,000 plus certain additional liabilities accrued in 2019 (see Note 10).

In August 2019, the Company changed its name to Stemsation International, Inc., and changed its business model to the marketing and sale directly to consumers of natural wellness products that support the endocannabinoid system (“ECS”) and stem cell (SCS”) system, the two most recently discovered systems in the human body. The Company will market it’s products using a direct selling model in which Independent Wellness Advocates (“IWAs”) advertise and sell products directly to consumers. The Company intends to start the marketing and sales in November 2019.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

NOTE 10	SUBSEQUENT EVENTS

On August 6, 2019 the Company filed a certificate of amendment with the Secretary of State of the State of Florida in order to increase the authorized shares of common stock to 1,000,000,000 and effectuate a change in the par value to $0.0001, a change of control and a name change to Stemsation International, Inc. The Certificate of Amendment became effective on August 9, 2019.

11

STEMSATION INTERNATIONAL, INC.
(F/K/A WORLD MORTGAGE EXCHANGE GROUP, INC.)
NOTES TO FINANCIAL STATEMENTS
AS OF JUNE 30, 2019
(UNAUDITED)

On August 30, 2019 Ray C. Carter was appointed Officer and Director of the Company.

On October 22, 2019, Nicholas Panza was appointed Officer & Director.

Independent Contractor/Consulting Agreement

On July 17, 2019 the Company entered into an independent contractor agreement with a consultant to assist in its operations in developing start up plans, business strategy and in negotiations with strategic partners. The agreement commenced on July 17, 2019 and will terminate on July 17, 2020. As part of the agreement the Company agreed to a $6,000 per month compensation for a period of 3 months, upon commencement of product sales the compensation increases to $7,000 per month, upon obtaining breakeven sales the compensation increases to $10,000 per month.

On August 1, 2019 the Company entered into an independent contractor agreement with a consultant to assist in its operations in developing start up plans, business strategy and in negotiations with strategic partners. The agreement commenced on August 1, 2019 and will terminate on August 1, 2020. As part of the agreement the Company agreed to a $6,000 per month compensation for a period of 3 months and upon commencement of product sales the compensation increases to $7,000 per month. Upon obtaining breakeven sales the compensation increases to $10,000 per month.

On August 6, 2019 the Company entered into a consulting agreement with a consultant. The agreement commenced on August 6, 2019 and will terminate on November 1, 2022 and to be renewed annually thereafter for one year terms. As part of the agreement the Company agreed to $6,000 per month compensation. In addition, the compensation will be increased in the event that the Company meets or exceeds the following revenue targets in any calendar year after the effective date of the agreement:

●	An aggregate of $10,000,000 or more in gross revenue in any calendar year then current base compensation will be increased by $10,000 per annum starting in the immediate pay period following the end of that calendar year
●	An aggregate of $20,000,000 or more in gross revenue in any calendar year then current base compensation will be increased by $10,000 per annum starting in the immediate pay period following the end of that calendar year
●	An aggregate of $30,000,000 or more in gross revenue in any calendar year then current base compensation will be increased by $10,000 per annum starting in the immediate pay period following the end of that calendar year
●	An aggregate of $40,000,000 or more in gross revenue in any calendar year then current base compensation will be increased by $10,000 per annum starting in the immediate pay period following the end of that calendar year

On August 6, 2019 the Company entered into a consulting agreement with a consultant. The agreement commenced on August 6, 2019 and will terminate on November 1, 2022 and to be renewed annually thereafter for one year terms. As part of the agreement the Company agreed to a $8,333 per month compensation for a period of August 6, 2019 through October 31, 2019.

12

STEMSATION INTERNATIONAL, INC.
(F/K/A WORLD MORTGAGE EXCHANGE GROUP, INC.)
NOTES TO FINANCIAL STATEMENTS
AS OF JUNE 30, 2019
(UNAUDITED)

On November 1, 2019 compensation increases to $10,000 per month. In addition, the compensation will be increased in the event that the Company meets or exceeds the following revenue targets in any calendar year after the effective date of the agreement:

●	An aggregate of $10,000,000 or more in gross revenue in any calendar year then current base compensation will be increased by $10,000 per annum starting in the immediate pay period following the end of that calendar year
●	An aggregate of $20,000,000 or more in gross revenue in any calendar year then current base compensation will be increased by $10,000 per annum starting in the immediate pay period following the end of that calendar year
●	An aggregate of $30,000,000 or more in gross revenue in any calendar year then current base compensation will be increased by $10,000 per annum starting in the immediate pay period following the end of that calendar year
●	An aggregate of $40,000,000 or more in gross revenue in any calendar year then current base compensation will be increased by $10,000 per annum starting in the immediate pay period following the end of that calendar year

On August 1, 2019 the Company entered into an independent contractor agreement with a consultant to assist in its operations. The agreement commenced on August 1, 2019 and will terminate on August 1, 2020. As part of the agreement the Company agreed to a $2,500 per month compensation.

On August 1, 2019 the Company entered into an independent contractor agreement with a consultant to assist in its operations. The agreement commenced on August 1, 2019 and will terminate on August 1, 2020. As part of the agreement the Company agreed to a $8,333 per month compensation for a period of 3 months, upon commencement of product sales the compensation increases to $10,000 per month and upon obtaining breakeven sales the compensation increases to $12,500 per month.

On August 1, 2019 the Company entered into an independent contractor agreement with a consultant to assist in its operations. The agreement commenced on August 1, 2019 and will terminate on August 1, 2020. As part of the agreement the Company agreed to a $2,500 per month compensation.

On August 6, 2019, the Company entered into a consulting agreement with a consultant to assist in its operations, business strategy and in negotiations with strategic partners. The agreement commenced on August 6, 2019 and will terminate on August 6, 2020. As part of the agreement the Company agreed to issue 719,577 shares of Common stock at a fair value of $240 or $0.000333 per share based on recent sales of shares by the Company. The shares were issued on August 29, 2019.

On August 6, 2019, the Company entered into a consulting agreement with a consultant to assist in its operations, business strategy and in negotiations with strategic partners. The agreement commenced on August 6, 2019 and will terminate on August 6, 2020. As part of the agreement the Company agreed to issue 2,000,000 shares of Common stock at a fair value of $667 or $0.000333 per share based on recent sales of shares by the Company. The shares were issued on August 29, 2019.

13

STEMSATION INTERNATIONAL, INC.
(F/K/A WORLD MORTGAGE EXCHANGE GROUP, INC.)
NOTES TO FINANCIAL STATEMENTS
AS OF JUNE 30, 2019
(UNAUDITED)

On August 6, 2019, the Company entered into a consulting agreement with a consultant to assist in its operations, business strategy and in negotiations with strategic partners. The agreement commenced on August 6, 2019 and will terminate on August 6, 2020. As part of the agreement the Company agreed to issue 1,000,000 shares of Common stock at a fair value of $333 or $0.000333 per share based on recent sales of shares by the Company. The shares were issued on August 29, 2019.

On August 6, 2019, the Company entered into a consulting agreement with a consultant to assist in its operations, business strategy and in negotiations with strategic partners. The agreement commenced on August 6, 2019 and will terminate on August 6, 2020. As part of the agreement the Company agreed to issue 5,000,000 shares of Common stock at a fair value of $1,667 or $0.000333 per share based on recent sales of shares by the Company. The shares were issued on August 29, 2019.

On August 6, 2019, the Company entered into a consulting agreement with a consultant to assist in its operations, business strategy and in negotiations with strategic partners. The agreement commenced on August 6, 2019 and will terminate on August 6, 2020. As part of the agreement the Company agreed to issue 1,000,000 shares of Common stock at a fair value of $333 or $0.000333 per share based on recent sales of shares by the Company. The shares were issued on August 29, 2019.

Sales of Common Stock

On August 5, 2019, the Company authorized the issuance of 15,000,000 shares of common stock and 105,000,000 Company warrants in consideration of $5,000 pursuant to a subscription agreement with an individual who was subsequently appointed as our CEO. Warrants entitle the investor to purchase shares of common stock at an exercise price of $0.00033 per share. Warrants shall be exercisable until November 1, 2026 in accordance with the following terms:

●	15,000,000 warrants subject to Company’s receipt of $500,000 of equity capital on or after October 1, 2019 and until November 1, 2026.
●	15,000,000 warrants subject to Company’s receipt of $1,000,000 of equity capital on or after October 1, 2019 and until November 1, 2026.
●	15,000,000 warrants subject to Company’s receipt of $1,500,000 of equity capital on or after October 1, 2019 and until November 1, 2026.
●	30,000,000 warrants subject to Company’s receipt of $10,000,000 or more in gross revenue in any 12-month period on or after October 1, 2019 until November 1, 2026.
●	15,000,000 warrants subject to Company’s receipt of $20,000,000 or more in gross revenue in any 12-month period on or after October 1, 2019 until November 1, 2026.
●	15,000,000 warrants subject to Company’s receipt of $30,000,000 or more in gross revenue in any 12-month period on or after October 1, 2019 until November 1, 2026.

On August 2, 2019, the Company authorized the issuance of 45,000,000 shares of common stock in consideration of $15,000 or $0.000333 per share pursuant to a subscription agreement.

14

STEMSATION INTERNATIONAL, INC.
(F/K/A WORLD MORTGAGE EXCHANGE GROUP, INC.)
NOTES TO FINANCIAL STATEMENTS
AS OF JUNE 30, 2019
(UNAUDITED)

On August 5, 2019, the Company authorized the issuance of 45,000,000 shares of common stock in consideration of $15,000 or $0.000333 per share pursuant to a subscription agreement.

Sales of Common Stock Under a Private Placement at $0.01 per share

On September 3, 2019, the Company authorized the issuance of authorized the issuance of 3,000,000 shares of common stock in consideration of $30,000 pursuant to subscription agreement.

On September 3, 2019, the Company authorized the issuance of 1,000,000 shares of common stock in consideration of $10,000 pursuant to subscription agreement.

On September 3, 2019, the Company authorized the issuance of 1,000,000 shares of common stock in consideration of $10,000 pursuant to subscription agreement.

On September 3, 2019, the Company authorized the issuance of 2,750,000 shares of common stock in consideration of $27,500 pursuant to subscription agreement.

On September 5, 2019, the Company authorized the issuance of 1,500,000 shares of common stock in consideration of $15,000 pursuant to subscription agreement.

On September 5, 2019, the Company authorized the issuance of 500,000 shares of common stock in consideration of $5,000 pursuant to subscription agreement.

On September 5, 2019, the Company authorized the issuance of 2,000,000 shares of common stock in consideration of $20,000 pursuant to subscription agreement.

On September 5, 2019, the Company authorized the issuance of 1,200,000 shares of common stock in consideration of $12,000 pursuant to subscription agreement.

On September 5, 2019, the Company authorized the issuance of 1,000,000 shares of common stock in consideration of $10,000 pursuant to subscription agreement.

On September 11, 2019, the Company authorized the issuance of 2,500,000 shares of common stock in consideration of $25,000 pursuant to subscription agreement.

Common Stock Issued for Services

On September 3, 2019, the Company authorized the issuance of 500,000 shares of common stock for services at a fair value of $5,000 or $0.01 per share based on recent cash sales prices.

On September 3, 2019, the Company authorized the issuance of 5,000,000 shares of common stock for software setup and custom programming at a fair value of $50,000.

15

STEMSATION INTERNATIONAL, INC.
(F/K/A WORLD MORTGAGE EXCHANGE GROUP, INC.)
NOTES TO FINANCIAL STATEMENTS
AS OF JUNE 30, 2019
(UNAUDITED)

Common Stock Issued in Settlements

In August 2019 the Company authorized the conversion of accrued compensation totaling $4,837 into 9,915,011 shares of common stock. The remaining balance of $89,118 was reclassed to additional paid in capital as forgiveness of debt by related party.

In August 2019 the Company authorized the conversion of convertible debt and accrued interest, totaling $537,795 into 18,981,955 shares of common stock, which exceeds the quantity of shares that would have been issued under the contractual conversion terms by 18,444,160 shares. The Company recognized a settlement expense of $6,148 based on the then $0.000333 value per share based on recent stock sales.

The remaining balance of due to related parties of $32,479 was reclassed to additional paid-in capital as forgiveness of debt by related party.

In August 2019, the Company wrote off the accounts payable balance of $91,002 to other income based on the amount reported on the Form 10-Q for the quarter ended September 30, 2011. However, prior management has assumed the responsibility for these accounts payable.

Other Subsequent Events

On September 6, 2019, Stemsation Holding Corp., a wholly owned subsidiary was formed under the laws of the State of Florida.

On September 11, 2019, Stemsation IP Holding LLC, a wholly owned subsidiary, was formed under the laws of the State of Florida.

On September 13, 2019, Stemsation USA, Inc., a wholly owned subsidiary, was formed under the laws of the State of Florida.

On September 13, 2019, the Company signed a sub-lease commencing on October 15, 2019 and ending on February 28, 2021. The Company pays a monthly lease of $2,000 per month starting on November 1, 2019 and $1,000 for the first 15 days of the sublease for the month of October 2019.

Note Payables

On October 15, 2019 the Company entered into a secured promissory note in the amount of $60,000, resulting in net cash proceeds of $50,000 ($10,000 paid as original issue discount). The note is secured by the Company’s inventory. Pursuant to the terms of the note, the note is non-interest bearing and due on December 31, 2019. If the loan is paid prior to November 29, 2019 a $5,000 reduction in principal is granted. In the event of default the loan bears 24% interest, the loan balance is multiplied by 150% and the note balance will become convertible into common stock at a fixed conversion rate of $0.001. The convertible feature indicated a rate of conversion that is below market value. As a result, the Company will record a beneficial conversion feature and related debt discount.

16

STEMSATION INTERNATIONAL, INC.
(F/K/A WORLD MORTGAGE EXCHANGE GROUP, INC.)
NOTES TO FINANCIAL STATEMENTS
AS OF JUNE 30, 2019
(UNAUDITED)

On October 18, 2019 the Company entered into a secured promissory note in the amount of $30,000, resulting in net cash proceeds of $25,000 ($5,000 paid as original issue discount). The note is secured by the Company’s inventory. Pursuant to the terms of the note, the note is non-interest bearing and due on January 1, 2020. If the loan is paid prior to December 2, 2019 a $2,500 reduction in principal is granted. In the event of default the loan bears 24% interest, the loan balance is multiplied by 150% and the note balance will become convertible into common stock at a fixed conversion rate of $0.001. The convertible feature indicated a rate of conversion that is below market value. As a result, the Company will record a beneficial conversion feature and related debt discount.

On October 25, 2019 the Company entered into a secured promissory note in the amount of $30,000, resulting in net cash proceeds of $25,000 ($5,000 paid as original issue discount). The note is secured by the Company’s inventory. Pursuant to the terms of the note, the note is non-interest bearing and due on January 8, 2020. If the loan is paid prior to December 9, 2019 a $2,500 reduction in principal is granted. In the event of default the loan bears 24% interest, the loan balance is multiplied by 150% and the note balance will become convertible into common stock at a fixed conversion rate of $0.001. The convertible feature indicated a rate of conversion that is below market value. As a result, the Company will record a beneficial conversion feature and related debt discount.

17

STEMSATION INTERNATIONAL, INC.

(F/K/A WORLD MORTGAGE EXCHANGE GROUP, INC.)

FINANCIAL STATEMENTS

DECEMBER 31, 2018 & 2017

STEMSATION INTERNATIONAL, INC.

(F/K/A WORLD MORTGAGE EXCHANGE GROUP, INC.)

CONTENTS

PAGE	1	INDEPENDENT ACCOUNTANT’S REVIEW REPORT

PAGE	2	BALANCE SHEETS AS OF DECEMBER 31, 2018 AND DECEMBER 31, 2017 (UNAUDITED)

PAGE	3	STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017 (UNAUDITED)

PAGE	4	STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017 (UNAUDITED)

PAGE	5	STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017 (UNAUDITED)

PAGES	6 - 19	NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

Independent Accountant’s Review Report

To Management of:

Stemsation International, Inc.

7777 Glades Road

Suite 203

Boca Raton, FL 33434

We have reviewed the accompanying financial statements of Stemsation International, Inc. (F/K/A World Mortgage Exchange Group, Inc.) (the “Company”) which comprise the balance sheets as of December 31, 2018 and 2017, and the related statements of operations, changes in stockholders’ deficit and cash flows for each of the two years in the period ended December 31, 2018 and the related notes to the financial statements. A review includes primarily applying analytical procedures to management’s financial data and making inquiries of Company management. A review is substantially less in scope than an audit, the objective of which is the expression of an opinion regarding the financial statements as a whole. Accordingly, we do not express such an opinion.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statements that are free from material misstatement whether due to fraud or error.

Accountant’s Responsibility

Our responsibility is to conduct the review engagement in accordance with Statements on Standards for Accounting and Review Services promulgated by the Accounting and Review Services Committee of the American Institute of Certified Public Accountants. Those standards require us to perform procedures to obtain limited assurance as a basis for reporting whether we are aware of any material modifications that should be made to the financial statements for them to be in accordance with accounting principles generally accepted in the United States of America. We believe that the results of our procedures provide a reasonable basis for our conclusion.

Accountant’s Conclusion

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in accordance with accounting principles generally accepted in the United States of America.

Going concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 9, the Company has net losses and cash used in operations in 2018 and 2017, has no revenues, has been inactive for several years and is in default on all its notes payable. At December 31, 2018 the Company had an accumulated deficit of $1,670,736, a stockholders’ deficit of $717,157 and a working capital deficit of $717,157 and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters is also described in Note 9. These financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our conclusion is not modified with respect to this matter.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

October 28, 2019

1

STEMSATION INTERNATIONAL, INC.
(F/K/A World Mortgage Exchange Group, Inc.)
Balance Sheets
(Unaudited)

ASSETS

	December 31, 2018	December 31, 2017

Current Assets
Cash	$1,920	$2,259
Total Assets	$1,920	$2,259

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities
Accounts payable and accrued expeses	$377,598	$348,197
Due to related parties	33,979	34,137
Convertible Note payable	35,000	35,000
Convertible Notes payable - related parties	272,500	272,500
Total Current Liabilities	719,077	689,834

Stockholders’ Deficit
Common stock, $0.0001 par value; 1,000,000,000 shares authorized, 24,816,290 and 24,816,290 issued and outstanding, respectively	2,482	2,482
Additional paid-in capital	951,097	951,097
Accumulated deficit	(1,670,736)	(1,641,154)

Total Stockholders’ Deficit	(717,157)	(687,575)

Total Liabilities and Stockholders’ Deficit	$1,920	$2,259

2

STEMSATION INTERNATIONAL, INC.
(F/K/A World Mortgage Exchange Group, Inc.)
Statements of Operations
(Unaudited)

	Year Ended December 31, 2018	Year Ended December 31, 2017

Revenue	$—	$—

Operating Expenses
General and administrative	295	2,526
Total expenses	295	2,526

Loss from Operations	(295)	(2,526)

Other Expenses
Interest Expense	(29,287)	(27,516)
Total Other Expenses	(29,287)	(27,516)

LOSS FROM OPERATIONS BEFORE INCOME TAXES	(29,582)	(30,042)

Provision for Income Taxes	—	—

NET LOSS	$(29,582)	$(30,042)

Net Loss Per Share - Basic and Diluted	$(0.00)	$(0.00)

Weighted average number of shares outstanding during the period - Basic and Diluted	24,816,290	24,816,290

3

STEMSATION INTERNATIONAL, INC.
(F/K/A World Mortgage Exchange Group, Inc.)
Statement of Changes in Stockholders’ Deficit
For the years ended December 31, 2018 and 2017
(Unaudited)

	Common stock		Additional		Total
			paid-in	Accumulated	Stockholders’
	Shares	Amount	capital	Deficit	Deficit

Balance, December 31, 2016	24,816,290	$2,482	$951,097	$(1,611,112)	$(657,533)

Net loss for the year ended December 31, 2017	—	—	—	(30,042)	(30,042)

Balance, December 31, 2017	24,816,290	$2,482	$951,097	$(1,641,154)	$(687,575)

Net loss for the year ended December 31, 2018	—	—	—	(29,582)	(29,582)

Balance, December 31, 2018	24,816,290	$2,482	$951,097	$(1,670,736)	$(717,157)

4

STEMSATION INTERNATIONAL, INC.
(F/K/A World Mortgage Exchange Group, Inc.)
Statements of Cash Flows
(Unaudited)

	Year Ended	Year Ended
	December 31, 2018	December 31, 2017
Cash Flows From Operating Activities:
Net Loss	$(29,582)	$(30,042)
Increase in accounts payable and accrued expenses	29,401	27,631
Net Cash Used In Operating Activities	(181)	(2,411)

Net Cash Used In Investing Activities	—	—

Cash Flows From Financing Activities:
Proceeds from (Repayments to) related party	(158)	4,670
Net Cash Provided by (Used in) Financing Activities	(158)	4,670

Net Increase (Decrease) in Cash	(339)	2,259

Cash at Beginning of Year	2,259	—

Cash at End of Year	$1,920	$2,259

Supplemental disclosure of cash flow information:

Cash paid for interest	$—	$—
Cash paid for taxes	$—	$—

5

STEMSATION INTERNATIONAL, INC.
(F/K/A WORLD MORTGAGE EXCHANGE GROUP, INC.)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2018 AND 2017
(UNAUDITED)

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Organization

Stemsation International, Inc. (formerly World Mortgage Exchange Group, Inc.) (the “Company”) is a Florida corporation incorporated on July 5, 2006. The Company’s original business purpose was to develop, produce, license, acquire and distribute recorded music, primarily in the Hip Hop and Pop genres which now has been abandoned.

The Company’s business focus changed to real estate effective September 2009 to coincide with the change of control. The Company’s business purpose changed to purchasing single family homes with a minimum discount of 25% off appraisal and sell those assets for 100% of appraisal. In order to assist buyers in securing financing, the Company had developed a 49 year mortgage product. The 49 year mortgage was developed to benefit borrowers that honor their debt by making timely payments.

On August 6, 2019, the Company filed a certificate of amendment with the Secretary of State of the State of Florida in order to increase the authorized shares of common stock to 1,000,000,000 and effectuate a change in the par value to $0.0001, a change of control and a name change to Stemsation International, Inc. The Certificate of Amendment became effective on August 9, 2019. The Company’s business focus changed to the direct selling of novel, all natural wellness products. The change in authorized shares and change in par value is reflected retroactively for all periods in the accompanying financial statement and footnotes.

On August 30, 2019, Ray C. Carter was appointed Officer and Director of the Company.

On September 6, 2019, Stemsation Holding Corp., a wholly owned subsidiary, was formed under the laws of the State of Florida.

On September 11, 2019, Stemsation IP Holding LLC, a wholly owned subsidiary, was formed under the laws of the State of Florida.

On September 13, 2019, Stemsation USA, Inc., a wholly owned subsidiary, was formed under the laws of the State of Florida.

(B) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Management has made significant estimates in a variety of areas including, but not limited to, valuation of stock- based grants, recoverability of our deferred tax assets, and allowance for loan losses. Actual results could be different from these estimates.

6

STEMSATION INTERNATIONAL, INC.
(F/K/A WORLD MORTGAGE EXCHANGE GROUP, INC.)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2018 AND 2017
(UNAUDITED)

(C) Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. At December 31, 2018 and December 31, 2017, the Company had no cash equivalents.

(D) Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by FASB ASC No. 260, “Earnings Per Share.” Diluted loss per share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period. For the years ended December 31, 2018 and 2017, the Company has 307,500 shares potentially issued upon conversion of convertible debt that were not included in the computation of dilutive loss per share because their inclusion is anti-dilutive for the years ended December 31, 2018 and 2017, respectively (See Note 10 for convertible notes settlements).

(E) Income Taxes

The Company is governed by the income tax laws of the United States of America. The Company accounts for income tax using the liability method prescribed by ASC 740, “Income Taxes”. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely- than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

The Company applies the provisions of ASC 740-10-50, ”Accounting for Uncertainty in Income Taxes”, which provides clarification related to the process associated with accounting for uncertain tax positions recognized in our financial statements. Audit periods remain open for review until the statute of limitations has passed. The completion of review or the expiration of the statute of limitations for a given audit period could result in an adjustment to the Company’s liability for income taxes. Any such adjustment could be material to the Company’s results of operations for any given quarterly or annual period based, in part, upon the results of operations for the given period. As of December 31, 2018, and 2017, the Company had no uncertain tax positions, and will continue to evaluate for uncertain positions in the future. The Company is subject to U.S. Federal income tax examinations for the tax years ended December 31, 2014 through 2018.

7

STEMSATION INTERNATIONAL, INC.
(F/K/A WORLD MORTGAGE EXCHANGE GROUP, INC.)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2018 AND 2017
(UNAUDITED)

The Company’s ability to utilize its net operating loss (NOL) carryforwards may be substantially limited due to ownership changes that may have occurred on August 6, 2019, as required by Section 382 of the Internal Revenue Code of 1986, as amended (the Code), as well as similar state provisions and due to a change in business. These ownership changes or change in business may limit the amount of NOL carryforwards that can be utilized annually to offset future taxable income and tax, respectively. In general, an “ownership change,” as defined by Section 382 of the Code, results from a transaction or series of transactions over a three-year period resulting in an ownership change of more than 50 percent of the outstanding stock of a company by certain stockholders or public groups.

If the Company has experienced an ownership or business change, utilization of the NOL carryforwards would be subject to an annual limitation, which is determined by first multiplying the value of the Company’s stock at the time of the ownership change by the applicable long-term, tax-exempt rate, and then could be subject to additional adjustments, as required. Any such limitation may result in the expiration of a portion of the NOL carryforwards before utilization. Until a study is completed, and any limitation known, no amounts are being considered as an uncertain tax position or disclosed as an unrecognized tax benefit under ASC 740. Any carryforwards that expire prior to utilization as a result of such limitations will be removed from deferred tax assets with a corresponding reduction of the valuation allowance. Due to the existence of the valuation allowance, it is not expected that any possible limitation will have an impact on the results of operations of the Company.

Tax returns for the Company have not been prepared and filed for the years ended December 31, 2011 through 2018 and may be subject to penalties for delinquent and non-compliance requirements, in addition, to the NOL carryover changes from prior years.

The Company’s income tax expense differed from the statutory rates (federal 21% and state 5.5%) as follows:

	December 31, 2018	December 31, 2017

Expected tax expense (benefit) - Federal	$(5,871)	$(5,962)
Expected tax expense (benefit) - State	(1,627)	(1,652)
Non-deductible expenses	—	(36)
Change in valuation allowance	7,498	7,650
Actual tax expense (benefit)	$—	$—

Gross deferred tax assets:

Net operating loss carryforwards	$31,107	$23,609
Total deferred tax assets	(31,107)	(23,609)
Less: valuation allowance	31,107	23,609
Net deferred tax asset recorded	$—	$—

As of December 31, 2018 and 2017, the Company has a net operating loss carry forward of $419,671 and $390,089 of which $390,089 is available to offset future taxable income through December 31, 2037 and $29,582 maybe carried forward indefinitely. The valuation allowance was established to reduce the deferred tax asset to the amount that will more likely than not be realized.

8

STEMSATION INTERNATIONAL, INC.
(F/K/A WORLD MORTGAGE EXCHANGE GROUP, INC.)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2018 AND 2017
(UNAUDITED)

The net change in the valuation allowance for the years ended December 31, 2018 and 2017 was an increase of $7,498 and $7,650, respectively.

(F) Property and Equipment

Property and equipment is recorded at cost and depreciated or amortized using the straight-line method over the estimated useful life of the asset or the underlying lease term for leasehold improvements, whichever is shorter onset the property and equipment is put into service.

(G) Fair Value of Financial Instruments

The Company measures its financial assets and liabilities in accordance with GAAP. For certain of our financial instruments, including cash, accounts payable, and the short-term portion of long-term debt, the carrying amounts approximate fair value due to their short maturities.

We adopted accounting guidance for financial and non-financial assets and liabilities (ASC 820). The adoption did not have a material impact on our results of operations, financial position or liquidity. This standard defines fair value, provides guidance for measuring fair value and requires certain disclosures. This standard does not require any new fair value measurements, but rather applies to all other accounting pronouncements that require or permit fair value measurements. This guidance does not apply to measurements related to share-based payments. This guidance discusses valuation techniques, such as the market approach (comparable market prices), the income approach (present value of future income or cash flow), and the cost approach (cost to replace the service capacity of an asset or replacement cost). The guidance utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

●	Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

●	Level 2: Inputs other than quoted prices that are observable, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

●	Level 3: Unobservable inputs in which little or no market data exists, therefore developed using estimates and assumptions developed by us, which reflect those that a market participant would use.

(H) Recent Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. Topic 842 affects any entity that enters into a lease, with some specified scope exemptions. The guidance in this update supersedes Topic 840, Leases. The core principle of Topic 842 is that a lessee should recognize the assets and liabilities that arise from leases. A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For public companies, the amendments in this update are effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. We adopted the new standard effective January 1, 2018.

9

STEMSATION INTERNATIONAL, INC.
(F/K/A WORLD MORTGAGE EXCHANGE GROUP, INC.)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2018 AND 2017
(UNAUDITED)

(I) Business Segments

The Company operates in one segment and therefore segment information is not presented.

NOTE 2	MORTGAGE LOAN RECEIVABLE

In September 2010, the Company closed on an agreement with an unrelated party to sell the real property located in Ackerman, Mississippi for the purchase price of $46,800 to be paid as follows:

●	3% of the purchase to be paid in cash at closing.
●	The remaining balance of the purchase price of $45,396 will be paid through a 49 year mortgage note.

During the years ended December 31, 2018 and 2017, the mortgage loan is delinquent and no interest income on the loan is recorded. A reserve for loan loss was recorded prior to fiscal year 2017. The Company is considering going through the foreclosure process.

The mortgage note receivable was as follows at December 31, 2018 and 2017:

	December 31, 2018	December 31, 2017
Mortgage loan held for investments	$45,038	$45,038
Allowance for mortgage loan losses,	$(45,038)	$(45,038)
Mortgage loans held for investments, net	$—	$—

10

STEMSATION INTERNATIONAL, INC.
(F/K/A WORLD MORTGAGE EXCHANGE GROUP, INC.)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2018 AND 2017
(UNAUDITED)

NOTE 3	ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consists of the following:

	December 31, 2018	December 31, 2017

Accounts payable	$91,002	$91,002
Accrued interest	192,759	163,473
Accrued compensation	93,837	93,722

Total accounts payable and accrued expenses	$377,598	$348,197

NOTE 4	DUE TO RELATED PARTIES

As of December 31, 2017, certain officers paid an aggregate $34,137 in expenses on Company’s behalf as an advance. During the year ended December 31, 2018, the officer was repaid $158. The balance at December 31, 2018 is $33,979. Pursuant to the terms of the advances, the advances were non-interest bearing, unsecured and due on demand (See Note 8).

NOTE 5	CONVERTIBLE NOTES PAYABLE – RELATED PARTIES

During 2010, the Company entered into an unsecured convertible promissory note in the amount of $67,500 with a related party. Pursuant to the terms of the note, the note is non-interest bearing, unsecured and due in 2013. The conversion price was equal to the “greater of $1.00 per share or 80% of the average closing bid price of the Company’s common stock calculated as of the closing bid price of the common stock for the ten trading days prior to receipt of the conversion notice”. The note was in default (See Note 8).

On December 31, 2010, the Company entered into an unsecured convertible promissory note in the amount of $100,000 with a related party. Pursuant to the terms of the note, the note is bearing 10% interest, unsecured and was due on December 31, 2013. The conversion price was equal to the “greater of $1.00 per share or 80% of the average closing bid price of the Company’s common stock calculated as of the closing bid price of the common stock for the ten trading days prior to receipt of the conversion notice”. As of December 31, 2018, the Company accrued $114,359 in interest expense. The note was in default (See Note 8).

On February 24, 2010, the Company entered into unsecured convertible promissory note in the amount of $40,000 with a related party. Pursuant to the terms of the note, the note is bearing 7% interest, unsecured and was due on February 23, 2013. The conversion prices was equal to the “greater of $1.00 per share or 80% of the average closing bid price of the Company’s common stock calculated as of the closing bid price of the common stock for the ten trading days prior to receipt of the conversion notice”. As of December 31, 2018, the Company accrued $22,400 in interest expense. The note was in default (See Note 8).

On March 23, 2010, the Company entered into an unsecured convertible promissory note in the amount of $40,000 with a related party. Pursuant to the terms of the note, the note is bearing 7% interest, unsecured and was due on March 22, 2013. The conversion price was equal to the “greater of $1.00 per share or 80% of the average closing bid price of the Company’s common stock calculated as of the closing bid price of the common stock for the ten trading days prior to receipt of the conversion notice”. As of December 31, 2018, the Company accrued $22,400 in interest expense. The note was in default (See Note 8).

11

STEMSATION INTERNATIONAL, INC.
(F/K/A WORLD MORTGAGE EXCHANGE GROUP, INC.)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2018 AND 2017
(UNAUDITED)

On March 2, 2010, the Company entered into an unsecured convertible promissory note in the amount of $25,000 with a related party. Pursuant to the terms of the note, the note is bearing 7% interest, unsecured and was due on March 1, 2013. The conversion price was equal to the “greater of $1.00 per share or 80% of the average closing bid price of the Company’s common stock calculated as of the closing bid price of the common stock for the ten trading days prior to receipt of the conversion notice”. As of December 31, 2018, the Company accrued $14,000 in interest expense. The note was in default (See Note 8).

NOTE 6	CONVERTIBLE NOTE PAYABLE

On March 10, 2010, the Company entered into an unsecured convertible promissory note in the amount of $35,000 as consideration for the purchase of real estate purchased in Ackerman, Mississippi (See Note 2). Pursuant to the terms of the note, the note was bearing 7% interest, unsecured and due on March 9, 2013. The conversion prices was equal to the “greater of $1.00 per share or 80% of the average closing bid price of the Company’s common stock calculated as of the closing bid price of the common stock for the ten trading days prior to receipt of the conversion notice”. As of December 31, 2018, the Company accrued $19,600 in interest expense. The note was in default.

NOTE 7	STOCKHOLDERS’ DEFICIT

 (A) Common Stock

The Company is authorized to issue 1,000,000,000 shares of common stock with a par value of $0.0001 per share.

On August 6, 2019 the Company filed a certificate of amendment with the Secretary of State of the State of Florida in order to increase the authorized shares of common stock and effectuate a change in the par value, change of control and name change to Stemsation International, Inc. The Certificate of Amendment became effective on August 9, 2019. The change in authorized shares and change in par value to $0.0001 is reflected retroactively in the accompanying financial statements and footnotes.

As of December 31, 2018 and 2017, we had 24,816,290 and 24,816,290, respectively, shares of common stock issued and outstanding.

NOTE 8	RELATED PARTY TRANSACTIONS

Due to related parties reflects amounts due to officers (See Note 4).

Convertible notes payable – related parties are disclosed in Note 5.

12

STEMSATION INTERNATIONAL, INC.
(F/K/A WORLD MORTGAGE EXCHANGE GROUP, INC.)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2018 AND 2017
(UNAUDITED)

NOTE 9	GOING CONCERN

As reflected in the accompanying unaudited financial statements, the Company has net losses and used cash in operations in 2018 and 2017 and had no revenues and was inactive for several years. At December 31, 2018, the Company has an accumulated deficit of $1,670,736, stockholders deficit of $717,157 and working capital deficit of $717,157 and was in default on all notes payable. These matters raise substantial doubt about the Company’s ability to continue as a going concern for one year from the date these financial statements were available to be issued. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

In August 2019, the Company settled or discharged, through non-cash means, the December 31, 2018 liabilities of approximately $719,000 plus certain additional liabilities accrued in 2019 (see Note 10).

In August 2019, the Company changed its name to Stemsation International, Inc., and changed its business model to the marketing and sales directly to consumers of natural wellness products that support the endocannabinoid system (“ECS”) and stem cell (SCS”) system, the two most recently discovered systems in the human body. The Company will market it’s products using a direct selling model in which Independent Wellness Advocates (“IWAs”) advertise and sell products directly to consumers. The Company intends to start the marketing and sales in November 2019.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

NOTE 10	SUBSEQUENT EVENTS

On August 6, 2019 the Company filed a certificate of amendment with the Secretary of State of the State of Florida in order to increase the authorized shares of common stock to 1,000,000,000 and effectuate a change in the par value to $0.0001, a change of control and a name change to Stemsation International, Inc. The Certificate of Amendment became effective on August 9, 2019.

On August 30, 2019 Ray C. Carter was appointed Officer and Director of the Company.

On October 22, 2019, Nicholas Panza was appointed Officer & Director.

Independent Contractor/Consulting Agreement

On July 17, 2019 the Company entered into an independent contractor agreement with a consultant to assist in its operations in developing start up plans, business strategy and in negotiations with strategic partners. The agreement commenced on July 17, 2019 and will terminate on July 17, 2020. As part of the agreement the Company agreed to a $6,000 per month compensation for a period of 3 months, upon commencement of product sales the compensation increases to $7,000 per month, upon obtaining breakeven sales the compensation increases to $10,000 per month.

13

STEMSATION INTERNATIONAL, INC.
(F/K/A WORLD MORTGAGE EXCHANGE GROUP, INC.)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2018 AND 2017
(UNAUDITED)

On August 1, 2019 the Company entered into an independent contractor agreement with a consultant to assist in its operations in developing start up plans, business strategy and in negotiations with strategic partners. The agreement commenced on August 1, 2019 and will terminate on August 1, 2020. As part of the agreement the Company agreed to a $6,000 per month compensation for a period of 3 months and upon commencement of product sales the compensation increases to $7,000 per month. Upon obtaining breakeven sales the compensation increases to $10,000 per month.

On August 6, 2019 the Company entered into a consulting agreement with a consultant. The agreement commenced on August 6, 2019 and will terminate on November 1, 2022 and to be renewed annually thereafter for one year terms. As part of the agreement the Company agreed to $6,000 per month compensation. In addition, the compensation will be increased in the event that the Company meets or exceeds the following revenue targets in any calendar year after the effective date of the agreement:

●	An aggregate of $10,000,000 or more in gross revenue in any calendar year then current base compensation will be increased by $10,000 per annum starting in the immediate pay period following the end of that calendar year
●	An aggregate of $20,000,000 or more in gross revenue in any calendar year then current base compensation will be increased by $10,000 per annum starting in the immediate pay period following the end of that calendar year
●	An aggregate of $30,000,000 or more in gross revenue in any calendar year then current base compensation will be increased by $10,000 per annum starting in the immediate pay period following the end of that calendar year
●	An aggregate of $40,000,000 or more in gross revenue in any calendar year then current base compensation will be increased by $10,000 per annum starting in the immediate pay period following the end of that calendar year

On August 6, 2019 the Company entered into a consulting agreement with a consultant. The agreement commenced on August 6, 2019 and will terminate on November 1, 2022 and to be renewed annually thereafter for one year terms. As part of the agreement the Company agreed to a $8,333 per month compensation for a period of August 6, 2019 through October 31, 2019.

On November 1, 2019 compensation increases to $10,000 per month. In addition, the compensation will be increased in the event that the Company meets or exceeds the following revenue targets in any calendar year after the effective date of the agreement:

●·	An aggregate of $10,000,000 or more in gross revenue in any calendar year then current base compensation will be increased by $10,000 per annum starting in the immediate pay period following the end of that calendar year
●	An aggregate of $20,000,000 or more in gross revenue in any calendar year then current base compensation will be increased by $10,000 per annum starting in the immediate pay period following the end of that calendar year
●	An aggregate of $30,000,000 or more in gross revenue in any calendar year then current base compensation will be increased by $10,000 per annum starting in the immediate pay period following the end of that calendar year
●	An aggregate of $40,000,000 or more in gross revenue in any calendar year then current base compensation will be increased by $10,000 per annum starting in the immediate pay period following the end of that calendar year

14

STEMSATION INTERNATIONAL, INC.
(F/K/A WORLD MORTGAGE EXCHANGE GROUP, INC.)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2018 AND 2017
(UNAUDITED)

On August 1, 2019 the Company entered into an independent contractor agreement with a consultant to assist in its operations. The agreement commenced on August 1, 2019 and will terminate on August 1, 2020. As part of the agreement the Company agreed to a $2,500 per month compensation.

On August 1, 2019 the Company entered into an independent contractor agreement with a consultant to assist in its operations. The agreement commenced on August 1, 2019 and will terminate on August 1, 2020. As part of the agreement the Company agreed to a $8,333 per month compensation for a period of 3 months, upon commencement of product sales the compensation increases to $10,000 per month and upon obtaining breakeven sales the compensation increases to $12,500 per month.

On August 1, 2019 the Company entered into an independent contractor agreement with a consultant to assist in its operations. The agreement commenced on August 1, 2019 and will terminate on August 1, 2020. As part of the agreement the Company agreed to a $2,500 per month compensation.

On August 6, 2019, the Company entered into a consulting agreement with a consultant to assist in its operations, business strategy and in negotiations with strategic partners. The agreement commenced on August 6, 2019 and will terminate on August 6, 2020. As part of the agreement the Company agreed to issue 719,577 shares of Common stock at a fair value of $240 or $0.000333 per share based on recent sales of shares by the Company. The shares were issued on August 29, 2019.

On August 6, 2019, the Company entered into a consulting agreement with a consultant to assist in its operations, business strategy and in negotiations with strategic partners. The agreement commenced on August 6, 2019 and will terminate on August 6, 2020. As part of the agreement the Company agreed to issue 2,000,000 shares of Common stock at a fair value of $667 or $0.000333 per share based on recent sales of shares by the Company. The shares were issued on August 29, 2019.

On August 6, 2019, the Company entered into a consulting agreement with a consultant to assist in its operations, business strategy and in negotiations with strategic partners. The agreement commenced on August 6, 2019 and will terminate on August 6, 2020. As part of the agreement the Company agreed to issue 1,000,000 shares of Common stock at a fair value of $333 or $0.000333 per share based on recent sales of shares by the Company. The shares were issued on August 29, 2019.

On August 6, 2019, the Company entered into a consulting agreement with a consultant to assist in its operations, business strategy and in negotiations with strategic partners. The agreement commenced on August 6, 2019 and will terminate on August 6, 2020. As part of the agreement the Company agreed to issue 5,000,000 shares of Common stock at a fair value of $1,667 or $0.000333 per share based on recent sales of shares by the Company. The shares were issued on August 29, 2019.

15

STEMSATION INTERNATIONAL, INC.
(F/K/A WORLD MORTGAGE EXCHANGE GROUP, INC.)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2018 AND 2017
(UNAUDITED)

On August 6, 2019, the Company entered into a consulting agreement with a consultant to assist in its operations, business strategy and in negotiations with strategic partners. The agreement commenced on August 6, 2019 and will terminate on August 6, 2020. As part of the agreement the Company agreed to issue 1,000,000 shares of Common stock at a fair value of $333 or $0.000333 per share based on recent sales of shares by the Company. The shares were issued on August 29, 2019.

Sales of Common Stock

On August 5, 2019, the Company authorized the issuance of 15,000,000 shares of common stock and 105,000,000 Company warrants in consideration of $5,000 pursuant to a subscription agreement with an individual who was subsequently appointed as our CEO. Warrants entitle the investor to purchase shares of common stock at an exercise price of $0.00033 per share. Warrants shall be exercisable until November 1, 2026 in accordance with the following terms:

●	15,000,000 warrants subject to Company’s receipt of $500,000 of equity capital on or after October 1, 2019 and until November 1, 2026.
●	15,000,000 warrants subject to Company’s receipt of $1,000,000 of equity capital on or after October 1, 2019 and until November 1, 2026.
●	15,000,000 warrants subject to Company’s receipt of $1,500,000 of equity capital on or after October 1, 2019 and until November 1, 2026.
●	30,000,000 warrants subject to Company’s receipt of $10,000,000 or more in gross revenue in any 12-month period on or after October 1, 2019 until November 1, 2026.
●	15,000,000 warrants subject to Company’s receipt of $20,000,000 or more in gross revenue in any 12-month period on or after October 1, 2019 until November 1, 2026.
●	15,000,000 warrants subject to Company’s receipt of $30,000,000 or more in gross revenue in any 12-month period on or after October 1, 2019 until November 1, 2026.

On August 2, 2019, the Company authorized the issuance of 45,000,000 shares of common stock in consideration of $15,000 or $0.000333 per share pursuant to a subscription agreement.

On August 5, 2019, the Company authorized the issuance of 45,000,000 shares of common stock in consideration of $15,000 or $0.000333 per share pursuant to a subscription agreement.

Sales of Common Stock Under a Private Placement at $0.01 per share

On September 3, 2019, the Company authorized the issuance of authorized the issuance of 3,000,000 shares of common stock in consideration of $30,000 pursuant to subscription agreement.

16

STEMSATION INTERNATIONAL, INC.
(F/K/A WORLD MORTGAGE EXCHANGE GROUP, INC.)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2018 AND 2017
(UNAUDITED)

On September 3, 2019, the Company authorized the issuance of 1,000,000 shares of common stock in consideration of $10,000 pursuant to subscription agreement.

On September 3, 2019, the Company authorized the issuance of 1,000,000 shares of common stock in consideration of $10,000 pursuant to subscription agreement.

On September 3, 2019, the Company authorized the issuance of 2,750,000 shares of common stock in consideration of $27,500 pursuant to subscription agreement.

On September 5, 2019, the Company authorized the issuance of 1,500,000 shares of common stock in consideration of $15,000 pursuant to subscription agreement.

On September 5, 2019, the Company authorized the issuance of 500,000 shares of common stock in consideration of $5,000 pursuant to subscription agreement.

On September 5, 2019, the Company authorized the issuance of 2,000,000 shares of common stock in consideration of $20,000 pursuant to subscription agreement.

On September 5, 2019, the Company authorized the issuance of 1,200,000 shares of common stock in consideration of $12,000 pursuant to subscription agreement.

On September 5, 2019, the Company authorized the issuance of 1,000,000 shares of common stock in consideration of $10,000 pursuant to subscription agreement.

On September 11, 2019, the Company authorized the issuance of 2,500,000 shares of common stock in consideration of $25,000 pursuant to subscription agreement.

Common Stock Issued for Services

On September 3, 2019, the Company authorized the issuance of 500,000 shares of common stock for services at a fair value of $5,000 or $0.01 per share based on recent cash sales prices.

On September 3, 2019, the Company authorized the issuance of 5,000,000 shares of common stock for software setup and custom programming at a fair value of $50,000.

Common Stock Issued in Settlements

In August 2019 the Company authorized the conversion of accrued compensation totaling $4,837 into 9,915,011 shares of common stock. The remaining balance of $89,118 was reclassed to additional paid in capital as forgiveness of debt by related party.

In August 2019 the Company authorized the conversion of convertible debt and accrued interest, totaling $537,795 into 18,981,955 shares of common stock, which exceeds the quantity of shares that would have been issued under the contractual conversion terms by 18,444,160 shares. The Company recognized a settlement expense of $6,148 based on the then $0.000333 value per share based on recent stock sales.

17

STEMSATION INTERNATIONAL, INC.
(F/K/A WORLD MORTGAGE EXCHANGE GROUP, INC.)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2018 AND 2017
(UNAUDITED)

The remaining balance of due to related parties of $32,479 was reclassed to additional paid-in capital as forgiveness of debt by related party.

In August 2019, the Company wrote off the accounts payable balance of $91,002 to other income based on the amount reported on the Form 10-Q for the quarter ended September 30, 2011. However, prior management has assumed the responsibility for these accounts payable.

Other Subsequent Events

On September 6, 2019, Stemsation Holding Corp., a wholly owned subsidiary was formed under the laws of the State of Florida.

On September 11, 2019, Stemsation IP Holding LLC, a wholly owned subsidiary, was formed under the laws of the State of Florida.

On September 13, 2019, Stemsation USA, Inc., a wholly owned subsidiary, was formed under the laws of the State of Florida.

On September 13, 2019, the Company signed a sub-lease commencing on October 15, 2019 and ending on February 28, 2021. The Company pays a monthly lease of $2,000 per month starting on November 1, 2019 and $1,000 for the first 15 days of the sublease for the month of October 2019.

Note Payables

On October 15, 2019 the Company entered into a secured promissory note in the amount of $60,000, resulting in net cash proceeds of $50,000 ($10,000 paid as original issue discount). The note is secured by the Company’s inventory. Pursuant to the terms of the note, the note is non-interest bearing and due on December 31, 2019. If the loan is paid prior to November 29, 2019 a $5,000 reduction in principal is granted. In the event of default the loan bears 24% interest, the loan balance is multiplied by 150% and the note balance will become convertible into common stock at a fixed conversion rate of $0.001. The convertible feature indicated a rate of conversion that is below market value. As a result, the Company will record a beneficial conversion feature and related debt discount.

On October 18, 2019 the Company entered into a secured promissory note in the amount of $30,000, resulting in net cash proceeds of $25,000 ($5,000 paid as original issue discount). The note is secured by the Company’s inventory. Pursuant to the terms of the note, the note is non-interest bearing and due on January 1, 2020. If the loan is paid prior to December 2, 2019 a $2,500 reduction in principal is granted. In the event of default the loan bears 24% interest, the loan balance is multiplied by 150% and the note balance will become convertible into common stock at a fixed conversion rate of $0.001. The convertible feature indicated a rate of conversion that is below market value. As a result, the Company will record a beneficial conversion feature and related debt discount.

18

STEMSATION INTERNATIONAL, INC.
(F/K/A WORLD MORTGAGE EXCHANGE GROUP, INC.)
NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2018 AND 2017
(UNAUDITED)

On October 25, 2019 the Company entered into a secured promissory note in the amount of $30,000, resulting in net cash proceeds of $25,000 ($5,000 paid as original issue discount). The note is secured by the Company’s inventory. Pursuant to the terms of the note, the note is non-interest bearing and due on January 8, 2020. If the loan is paid prior to December 9, 2019 a $2,500 reduction in principal is granted. In the event of default the loan bears 24% interest, the loan balance is multiplied by 150% and the note balance will become convertible into common stock at a fixed conversion rate of $0.001. The convertible feature indicated a rate of conversion that is below market value. As a result, the Company will record a beneficial conversion feature and related debt discount.

In preparing these financial statements the Company has evaluated events and transactions for potential recognition or disclosure through October 28, 2019, the date the financial statements were available to be issued.

19

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description	Form
2.1	Articles of Incorporation	1-A
2.2	Amendments to Articles of Incorporation	1-A
2.3	Bylaws	1-A
4.1	Form Subscription Agreement	1-A
6.1	Employment Agreement by and among Ray C. Carter, Jr. and the Company	1-A
6.2	Subscription Agreement by and among Ray C. Carter, Jr. and the Company	1-A
12	Legal Opinion	1-A

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boca Raton, State of Florida on the 18th day of December 2019.

Stemsation International, Inc.

/s/ Ray C. Carter
Ray C. Carter
Director and Chief Executive Officer
(On behalf of the Company)
Dated: December 18, 2019

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Ray C. Carter
Ray C. Carter
Director and Chief Executive Officer
(Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director of the Company)
Dated: December 18, 2019

/s/ Nicholas B. Panza
Nicholas B. Panza
Director and Vice President of Operations
(Director of the Company)
Dated: December 18, 2019

44